REVOLVING CREDIT AGREEMENT

                           DATED AS OF MAY 30, 1997

                                     among

                 WELLSFORD REAL PROPERTIES, INC., as Borrower

                                      and

                               BANKBOSTON, N.A.,

                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                                      and

                         OTHER BANKS WHICH MAY BECOME
                      PARTIES TO THIS AGREEMENT, as Banks

                                      and

                               BANKBOSTON, N.A.,
                                   AS AGENT

                                      and

                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                  AS CO-AGENT

                          REVOLVING CREDIT AGREEMENT


     THIS REVOLVING CREDIT AGREEMENT is made as of the 30th day of May, 1997, by and among WELLSFORD REAL PROPERTIES, INC., a Maryland corporation having its principal place of business at 610 Fifth Avenue, Seventh Floor, New York, New York 10020 ("Borrower"), BANKBOSTON, N.A., a national banking association, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation, and the other lending institutions which may become parties hereto pursuant to
Section 18 (collectively, the "Banks"), and BANKBOSTON, N.A., as Agent for the Banks (the "Agent"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Co-Agent for the Banks (the "Co-Agent").

     Section 14.  DEFINITIONS AND RULES OF INTERPRETATION.

     Section 14.1. Definitions. The following terms shall have the meanings set forth in this Section l or elsewhere in the provisions of this Agreement referred to below:

     Adjustment Date. The earlier to occur of (i) the first anniversary of the Closing Date, (ii) the date on which an Equity Offering is completed having raised an amount of not less than $50,000,000; and (iii) the date on which the Point View Office Complex is 90% leased pursuant to bona-fide arms-length leases requiring the payment of current rent with tenants in actual occupancy.

     Agent. BankBoston, N.A., a national banking association, its successors and assigns, acting as agent for the Banks.

     Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks.

     Agent's Special Counsel. Long Aldridge Norman LLP or such other counsel as may be approved by the Agent.

     Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

     Agreement Regarding Common Stock Purchase. The Agreement Regarding Common Stock and Preferred Stock Purchase Agreement dated of even date herewith among EQR, Borrower and Agent.

     Agreement Regarding Fees. The Agreement Regarding Fees dated of even date herewith among Borrower, BKB and Morgan.

     Appraisal. An MAI appraisal of the value of a parcel of Mortgaged Property or Collateral Property, determined on a fair market value basis, performed by an independent appraiser selected by the Agent who is not an employee of the Borrower, any Subsidiary of the Borrower, the Agent or a Bank, the form and substance of such appraisal and the identity of the appraiser to be in accordance with regulatory laws and policies (both regulatory and internal) applicable to the Banks, including, without limitation, FIRREA, and otherwise acceptable to the Majority Banks.

     Appraised Value. The fair market value of a parcel of Mortgaged Property or Collateral Property, determined by the most recent Appraisal of such parcel or update obtained pursuant to Section 5.2 or Section 10.7, subject, however, to such changes or adjustments to the value determined thereby as may be required by the appraisal departments of the Majority Banks in their good faith business judgment.

     Assignment of Common Stock Agreement. The Assignment of Common Stock Agreement from the Borrower to the Agent pursuant to which there shall be assigned to the Agent for the benefit of the Banks a security interest in the EQR Preferred Equity Commitment, such assignment to be in form and substance satisfactory to the Majority Banks.

     Assignment of Leases and Rents. Each of the collateral assignments of leases and rents from the Borrower and the Guarantor to the Agent pursuant to which there shall be assigned to the Agent for the benefit of the Banks a security interest in the interest of such party, as lessor with respect to all Leases of all or any part of a Mortgaged Property, each such collateral assignment to be in form and substance satisfactory to the Majority Banks.

     Balance Sheet Date. December 31, 1996

     Banks. BKB, Morgan and any other Person who becomes an assignee of any rights of a Bank pursuant to Section 18 (but not including any Participant, as defined in Section 18).

     Base Rate. The higher of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts as its "base rate", and (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

     Base Rate Loans. Those Loans bearing interest calculated by reference to the Base Rate.

     BKB.  BankBoston, N.A., a national banking association.

     Borrower.  As defined in the preamble hereto.

     Borrowing Base. At any time, the lesser of (a) the sum of (i) the EQR Preferred Equity Commitment Allowance plus (ii) the Debt Service Coverage Amount and (b) the sum of (i) the EQR Preferred Equity Commitment Allowance plus (ii) the Designated Collateral Value.

     Borrower Substitute Collateral.  See Section 5.4.

     Building. All of the buildings, structures and improvements now or hereafter located on any Mortgaged Property or on any Collateral Property.

     Building Service Equipment. All apparatus, fixtures and articles of personal property owned by the Borrower or the Guarantor, now or hereafter attached to or used or procured for use in connection with the operation or maintenance of any building, structure or other improvement located on or included in the Mortgaged Property, including, but without limiting the generality of the foregoing, all engines, furnaces, boilers, stokers, pumps, heaters, tanks, dynamos, motors, generators, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, gas and electric fixtures, elevators, escalators, fittings, and machinery and all other equipment of every kind and description, used or procured for use in the operation of a Building (except apparatus, fixtures or articles of personal property belonging to lessees or other occupants of such building or to persons other than the Borrower or the Guarantor, unless the same be abandoned by any such lessee or other occupant or person and shall become the Borrower's or the Guarantor's property by reason of such abandonment), together with any and all replacements thereof and additions thereto.

     Business Day. Any day on which banking institutions in the city in which the Agent's Head Office is located are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, which also is a Eurodollar Business Day.

     Capital Improvement Project. With respect to any Real Estate now or hereafter owned by the Borrower or the Guarantor which is utilized principally as commercial office space, capital improvements consisting of rehabilitation, refurbishment, replacement and improvements to the existing Buildings on such Real Estate which may be properly capitalized under generally accepted accounting principles.

     Capital Improvement Reserve. For any period (a) for the purpose of testing compliance with the Consolidated Operating Cash Flow Coverage ratio set forth in Section 9.2 hereof, an amount equal to thirty cents ($0.30) multiplied by the weighted average of rentable square footage of Real Estate owned by the Borrower and its Subsidiaries during such period; and (b) for the purpose of testing compliance with the Borrowing Base covenant set forth in
Section 9.3 hereof, an amount equal to One and 50/100 Dollars ($1.50) multiplied by the weighted average of rentable square footage of Real Estate owned by the Borrower and its Subsidiaries during such period.

     CERCLA.  See Section 6.20.

     Closing Date.  The first date on which all of the conditions set forth in
Section 10 and Section 11 have been satisfied.

     Co-Agent.  Morgan.

     Code.  The Internal Revenue Code of 1986, as amended.

     Collateral. All of the property, rights and interests of the Borrower or the Guarantor, which are or are intended to be subject to the security interests, liens and mortgages created by the Security Documents, including, without limitation, the Mortgaged Property, the EQR Preferred Equity Commitment and the Collateral Notes.

     Collateral Assignment. Each of the Collateral Assignment of Documents, Rights and Claims by the Borrower or the Guarantor to the Agent for the benefit of the Banks pursuant to which the Collateral Notes and related documents are pledged to the Agent.

     Collateral Property. Collectively, the real property securing (or for the purposes of this Agreement deemed to be securing) the Collateral Notes at any time and, individually, any one such parcel of real property.

     Collateral Notes. Collectively, the Qualifying Collateral Notes that are pledged pursuant to the Collateral Assignments. Initially, the Collateral Notes are the Sonterra Note and the 277 Park Avenue Note.

     Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's Commitment to make or maintain Loans to the Borrower, as the same may be reduced from time to time in accordance with the terms of this Agreement.

     Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

     Compliance Certificate.  See Section 7.4(e).

     Consolidated or combined. With reference to any term defined herein, that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated or combined in accordance with generally accepted accounting principles.

     Consolidated Operating Cash Flow. With respect to any Test Period, an amount equal to the Operating Cash Flow of the Borrower and its Subsidiaries for such period consolidated in accordance with generally accepted accounting principles. The Consolidated Operating Cash Flow of the Borrower and its Subsidiaries on the consolidated financial statements of the Borrower and its Subsidiaries shall be adjusted as of the Closing Date to reflect the Borrower's allocable share of such Consolidated Operating Cash Flow for the relevant period or as of the date of determination.

     Consolidated Tangible Net Worth. The amount by which Consolidated Total Assets exceeds Consolidated Total Liabilities, and less the sum of:

          (a) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

          (b) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date.

     Consolidated Total Assets. All assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles. All Real Estate shall be valued on an undepreciated cost basis. The assets of the Borrower and its Subsidiaries on the consolidated financial statements of the Borrower and its Subsidiaries shall be adjusted as of the Closing Date to reflect the Borrower's allocable share of such assets for the relevant period or as of the date of determination.

          Consolidated Total Liabilities. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of the Borrower and its Subsidiaries, whether or not so classified. The liabilities of the Borrower and its Subsidiaries on the consolidated financial statements of the Borrower and its Subsidiaries shall be adjusted as of the Closing Date to reflect the Borrower's allocable share of such liabilities for the relevant period or as of the date of determination.

     Construction Inspector. A firm of professional engineers or architects selected by the Agent and reasonably acceptable to the Borrower.

     Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 4.1.

     Debt Offering. The issuance and sale by the Borrower or the Guarantor of any debt securities of the Borrower or the Guarantor.

     Debt Service. For any period of four consecutive fiscal quarters, the sum of actual interest expense and mandatory or scheduled principal payments due and payable during such period with respect to the Indebtedness, excluding any balloon payments due upon maturity of any Indebtedness, amortized loan fees and the capitalized interest expense and principal payments due with respect to the construction loans on the Palomino Park Project. For the initial twelve (12) months following the Closing Date, Debt Service shall be determined by annualizing the Debt Service from and after the Closing Date in a manner reasonably acceptable to the Agent and the Co-Agent.

     Debt Service Coverage Amount. At any time determined by the Agent, an amount equal to the maximum principal loan amount which, when bearing interest at a rate per annum equal to the sum of the then-current annual yield on seven
(7) year obligations issued by the United States Treasury most recently prior to such date plus one and three-quarters percent (1.75%), payable based on a 25 year mortgage style amortization schedule, could be paid by the monthly principal and interest payment amount resulting from dividing (a) the aggregate Operating Cash Flow from the Mortgaged Property and the Collateral Notes for the preceding four fiscal quarters minus the Capital Improvement Reserve (with respect to the Mortgaged Property only) divided by 1.5, by
(b) 12. The determination of the Debt Service Coverage Amount and the components thereof by the Agent shall, so long as the same shall be determined in good faith, be conclusive and binding absent manifest error.

     Default.  See Section 12.1.

     Designated Collateral Value. At the relevant time of reference thereto, the sum of (a) 70% of the outstanding principal balance of the Sonterra Note,
(b) 60% of the outstanding principal balance of the 277 Park Avenue Note and any other Collateral Notes, and (c) not less than 40% but not greater than 60% as determined by the consent of all of the Banks in their sole discretion, of the Appraised Value of the Mortgaged Property.

     Distribution. The declaration or payment of any dividend or distribution on or in respect of any shares of the Borrower, other than dividends or distributions payable solely in equity securities of the Borrower; the purchase, redemption, exchange or other retirement of any shares of the Borrower; directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of the Borrower.

     Dollars or $. Dollars in lawful currency of the United States of America.

     Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

     Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or combined in accordance with Section 4.1.

     Eligible Real Estate.  Real Estate:

          (a) which is owned in fee by the Borrower (or the Guarantor upon the approval of all of the Banks in accordance with Section 5.4 hereof);

          (b) which is located within the northeastern United States, excluding those States which prescribe a "single-action" or similar rule limiting the rights of creditors secured by real property, except to the extent such exclusion is waived in writing by all of the Banks with respect to a specific parcel of Real Estate;

          (c)  which is utilized principally for commercial office purposes;

          (d) which is approved by all of the Banks after the date hereof in their sole judgment;

          (e) as to which all of the representations set forth in Section 6 of this Agreement concerning Mortgaged Property are true and correct; and

          (f) as to which the Agent has received all Eligible Real Estate Qualification Documents, so long as all of such documents remain in full force and effect.

     Eligible Real Estate Qualification Documents. With respect to any parcel of Real Estate proposed to be included in the Eligible Real Estate each of the following:

          (a) Security Documents. Such Security Documents relating to such Real Estate as the Majority Banks shall require, in form and substance satisfactory to the Agent and the Majority Banks and duly executed and delivered by the respective parties thereto.

          (b) Enforceability Opinion. The favorable legal opinion of counsel to the Borrower (or the Guarantor, as applicable) reasonably acceptable to the Majority Banks qualified to practice in the State in which such Real Estate is located, addressed to the Banks and in form and substance satisfactory to the Majority Banks as to the enforceability of such Security Documents and such other matters as the Majority Banks shall reasonably request.

          (c) Perfection of Liens. Evidence reasonably satisfactory to the Majority Banks that the Security Documents are effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) lien and security interest in such Real Estate and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security interests have been duly effected.

          (d) Survey and Taxes. The Survey of such Real Estate, together with the Surveyor Certification and evidence of payment of all real estate taxes, assessments and municipal charges on such Real Estate which on the date of determination are required to have been paid under Section 7.8.

          (e) Title Insurance; Title Exception Documents. The Title Policy covering such Real Estate, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy.

          (f) UCC Certification. A certification from the Title Insurance Company or counsel satisfactory to the Majority Banks that a search of the public records designated by the Majority Banks disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect any property, rights or interests of the Borrower (or the Guarantor owning the fee simple interest in such Real Estate, as applicable) that are or are intended to be subject to the security interest, assignments, and mortgage liens created by the Security Documents relating to such Real Estate except to the extent that the same are discharged and removed prior to or simultaneously with the inclusion of the Real Estate in the Collateral.

          (g) Management Agreement. A true copy of the Management Agreement relating to such Real Estate.

          (h) Service Agreements. True copies of all material Service Agreements relating to such Real Estate.

          (i) Standard Form Leases. The forms of Lease to be used by the Borrower (or the Guarantor owning the fee simple interest in such Real Estate, as applicable) in connection with future leasing of such Mortgaged Property, such forms of Lease to be in form and substance satisfactory to the Agent.

          (j) Subordination Agreements. A Subordination, Attornment and Non-Disturbance Agreement from each tenant of such Real Estate as required by the Agent, dated not more than sixty (60) days prior to the inclusion of such Real Estate in the Collateral and satisfactory in form and substance to the Agent.

          (k) Estoppel Certificates. Estoppel certificates from each tenant of such parcel of Real Estate which occupies 10,000 square feet or more of such Real Estate and in the aggregate from tenants which occupy not less than seventy-five percent (75%) of the total square footage of such Real Estate, such certificates to be dated not more than sixty (60) days prior to the inclusion of such Real Estate in the Collateral and to be satisfactory in form and substance to the Agent.

          (l) Certificates of Insurance. Each of (i) a current certificate of insurance as to the insurance maintained on such Real Estate (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms; (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (iii) such further information and certificates from the Borrower (or the Guarantor owning the fee simple interest in such Real Estate, as applicable), its insurers and insurance brokers as the Majority Banks may reasonably request, all of which shall be in compliance with the requirements of this Agreement.

          (m) Hazardous Substance Assessments. A hazardous waste site assessment report concerning Hazardous Substances and asbestos on such Real Estate dated or updated not more than three months prior to the inclusion of such Real Estate in the Collateral, from an Environmental Engineer, such report to contain no qualifications except those that are acceptable to the Majority Banks in their sole discretion and to otherwise be in form and substance satisfactory to the Majority Banks.

          (n) Certificate of Occupancy. A copy of the certificate(s) of occupancy issued to the Borrower (or the Guarantor owning the fee simple interest in such Real Estate, as applicable) for such parcel of Real Estate permitting the use and occupancy of the Building thereon (or evidence that any previously issued certificate(s) of occupancy is not required to be reissued to the Borrower or the Guarantor), or a legal opinion reasonably satisfactory to the Agent that no certificates of occupancy are necessary to the use and occupancy thereof.

          (o) Appraisal. An Appraisal of such Real Estate, in form and substance satisfactory to the Majority Banks and dated not more than three months prior to the inclusion of such Real Estate in the Collateral.

          (p) Zoning and Land Use Opinion of Counsel. A favorable opinion concerning the Real Estate addressed to the Agent and dated the date of the inclusion of such Real Estate in the Collateral, in form and substance satisfactory to the Majority Banks, from counsel approved by the Majority Banks admitted to practice in the State in which such parcel is located, as to zoning and land use compliance, or such other evidence regarding zoning and land use compliance as the Majority Banks may approve in their reasonable discretion.

          (q) Construction Inspector Report. A report or written confirmation from the Construction Inspector satisfactory in form and content to the Majority Banks, dated or updated not more than three months prior to the inclusion of such Real Estate in the Collateral, addressing such matters as the Majority Banks may reasonably require, including without limitation that the Construction Inspector has reviewed the plans and specifications or other available materials for all Buildings on the Real Estate, that the condition of the Buildings is good, that all Buildings were constructed and completed in a good and workmanlike manner, that the Buildings satisfy all applicable building, zoning, handicapped access and Environmental Laws applicable thereto, whether or not the Real Estate and the Buildings thereon are a conforming use under applicable zoning laws, and that utilities and public water and sewer service are available at the lot lines of the Real Estate through dedicated right-of-way or through insured perpetual private easements approved by the Majority Banks and connected directly to the Building with all necessary permits.

          (r) Permit and Legal Compliance Assurances. Evidence satisfactory to the Majority Banks that all activities being conducted on such Real Estate which require federal, state or local licenses or permits have been duly licensed and that such licenses or permits are in full force and effect, and that the Real Estate, the Buildings and the use and occupancy thereof are in compliance in all material respects with all applicable federal, state or local laws, ordinances or regulations.

          (s) Operating Statements. Operating statements for such Real Estate in the form of such statements delivered to the Banks under
     Section 6.4(c) covering each of the four fiscal quarters ending immediately prior to the addition of such Mortgaged Property to the Collateral.

          (t) Doing Business Opinion. An opinion, dated the date of the inclusion of such Real Estate in the Collateral, of legal counsel to the Borrower (or the Guarantor owning the fee simple interest in such Real Estate, as applicable) reasonably acceptable to the Majority Banks qualified to practice in the State in which such Real Estate is located to the effect that neither the Agent nor any Bank shall be required to qualify to do business in such State or any political subdivision thereof or to become liable to pay any taxes in such State or any political subdivision thereof solely on account of the receipt of the lien on such Real Estate securing the Obligation, such opinion to be satisfactory to the Majority Banks.

          (u) Additional Documents. Such other documents, certificates, reports or assurances as the Majority Banks may reasonably require in their discretion.

     Employee Benefit Plan.  Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Engineer. A firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and reasonably acceptable to the Agent.

     Environmental Laws.  See Section 6.20(a).

     EQR.  ERP Operating Limited Partnership.

     EQR Preferred Equity Commitment. That certain Common Stock and Preferred Stock Purchase Agreement dated as of May 30, 1997 between EQR and Borrower, as modified and supplemented by the Agreement Regarding Common Stock Purchase.

     EQR Preferred Equity Commitment Allowance. At any time, an amount equal to ninety percent (90%) of the amount then available to be funded or paid pursuant to the EQR Preferred Equity Commitment; provided that (a) EQR has not notified the Borrower, Agent or any Bank of a refusal to pay the purchase price to the Agent pursuant to the EQR Preferred Equity Commitment, or notice of its intention to so refuse to pay the purchase price, (b) EQR has not claimed that a default or event of default by Borrower has occurred under the EQR Preferred Equity Commitment such that EQR is not obligated to pay amounts to the Agent pursuant to the EQR Preferred Equity Commitment, (c) none of the events described in Section 12.1(h), (i) or (j) have occurred with respect to EQR, (d) EQR has not denied that it has any liability or obligation to the Agent under the EQR Preferred Equity Commitment, has not notified the Borrower, the Agent or any of the Banks of EQR's intention to attempt to cancel or terminate the EQR Prefered Equity Commitment, and has not failed to observe or comply with any term, covenant, condition or agreement under the EQR Preferred Equity Commitment, or (e) no event has occurred which would permit EQR to refuse to pay amounts to the Agent pursuant to the EQR Preferred Equity Commitment.

     Equity Offering. The issuance and sale by the Borrower or the Guarantor of any of its equity securities.

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent and the Banks in their sole discretion acting in good faith.

     Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

     Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the quotient (rounded upwards to the nearest 1/16 of one percent) of (a) the rate at which the Reference Bank's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in whatever interbank eurodollar market may be selected by the Reference Bank in its sole discretion, acting in good faith, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate.

     Eurodollar Rate Loans. Loans bearing interest calculated by reference to a Eurodollar Rate.

     Event of Default.  See Section 12.1.

     Federal Funds Effective Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

     generally accepted accounting principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Borrower adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantor. Collectively, each Subsidiary of the Borrower owning Mortgaged Property which becomes a Guarantor in accordance with Section 5.4 hereof and, individually, any one such Subsidiary.

     Guaranty. Collectively, the Unconditional Guaranty of Payment and Performance, in form and substance satisfactory to the Agent in its sole discretion, which is required to be executed and delivered to the Agent by each Guarantor pursuant to Section 5.4 hereof.

     Hazardous Substances.  See Section 6.20(b).

     Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, all obligations evidenced by bonds, debentures, notes or similar debt instruments and subordinated indebtedness);
(b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, interest rate and currency swap obligations, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including contingent obligations that in accordance with generally accepted accounting principles are required to be footnoted on the Borrower's consolidated balance sheets and any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit; (d) any obligation as a lessee or an obligor under a capitalized lease; and (e) the Borrower's pro rata share of any of the above-described obligations of its unconsolidated affiliates.

     Indemnity Agreement. Collectively, the Indemnity Agreements Regarding Hazardous Materials, dated or to be dated on or prior to the Closing Date, made by the Borrower (and the Guarantor, if applicable) in favor of the Agent and the Banks, pursuant to which such party agrees to indemnify the Agent and the Banks with respect to Hazardous Substances and Environmental Laws, such Indemnity Agreement to be in form and substance satisfactory to the Majority Banks.

     Interest Payment Date. (a) As to each Loan, the first day of each calendar month during the term of such Loan, and (b) also as to each Eurodollar Rate Loan, the last day of the Interest Period relating thereto.

     Interest Period. With respect to each Eurodollar Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, two, three or six months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding Eurodollar Business Day as determined conclusively by the Reference Bank in accordance with the then current bank practice in the applicable eurodollar interbank market;

          (B)  if the Borrower shall fail to give notice as provided in
     Section 4.1, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

          (C) no Interest Period relating to any Eurodollar Rate Loan shall extend beyond the Maturity Date.

     Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Leases. Leases, licenses and agreements whether written or oral, relating to the use or occupation of space in or on the Building or on the Real Estate.

     Liens.  See Section 8.2.

     Loan Documents. This Agreement, the Notes, the Security Documents, the Guaranty, and all other documents, instruments or agreements executed or delivered by or on behalf of the Borrower or the Guarantor evidencing or securing the Loans.

     Loan Request.  See Section 2.6.

     Loans.  The aggregate Loans to be made by the Banks hereunder.

     Majority Banks. As of any date, the Bank or Banks whose aggregate Commitment Percentage is equal to or greater than the required percentage, as determined by the Banks, required to approve such matter, as disclosed by the Agent to the Borrower from time to time.

     Management Agreements. Agreements, whether written or oral, providing for the management of the Mortgaged Property or any of them.

     Maturity Date.  May 30, 1999, as the same may be extended as provided in
Section 2.8, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

     Morgan. Morgan Guaranty Trust Company of New York, a New York banking corporation.

     Mortgaged Property. Collectively, the Eligible Real Estate which is conveyed to and accepted by the Agent as security for the Obligations pursuant to the Security Deeds.

     Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     Net Capital Expenditures. With respect to any Person or asset for any fiscal period, an amount equal to the amount of capital expenditures incurred by such Person or with respect to such asset during such fiscal period determined in accordance with generally accepted accounting principles.

     Net Income (or Deficit). With respect to any Person (or any asset of any Person) for any fiscal period, the net income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

     Notes.  See Section 2.4.

     Notice.  See Section 19.

     Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

     Operating Cash Flow. With respect to any Person (or any asset of any Person) for any period, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period plus (b) depreciation and amortization, interest expense, and any extraordinary or non-recurring losses deducted in calculating such Net Income minus (c) any extraordinary or nonrecurring gains included in calculating such Net Income.

     Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

     PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

     Palomino Park Bonds. The Palomino Park Public Improvements Corporation Assessment Lien Revenue Bonds, Series 1995, in the aggregate principal amount of $14,755,000.00.

     Palomino Park Project. A master planned five-phase multifamily development project comprising approximately 182 acres located in Douglas County, Colorado, Phase I of which is owned by Park at Highlands LLC, Phase II of which is owned by Red Canyon at Palomino Park LLC and Phase III of which is owned by Wellsford Park Highlands Corp. Wellsford Park Highlands Corp. holds options to purchase Phases IV and V of the Palomino Park Project.

     Permitted Liens. Liens, security interests and other encumbrances permitted by Section 8.2.

     Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Pledge Agreement. Each agreement from time to time in effect in form and substance satisfactory to the Majority Banks pursuant to which the Borrower or the Guarantor may pledge cash, Short-term Investments or other property referred to in clause (vii) of Section 5.1 as part of the Collateral securing the Obligations.

     Point View Office Complex. Certain real property and improvements located in Wayne, New Jersey, consisting of the following: (i) a main campus of two office buildings and (ii) two smaller office buildings located at 1700 and 1800 Valley Road.

     Potential Collateral. Any property of the Borrower (or the Guarantor in accordance with Section 5.4 hereof) which is not at the time included in the Collateral and which consists of (i) Eligible Real Estate, (ii) Real Estate which is capable of becoming Eligible Real Estate through the approval of all of the Banks and the completion and delivery of Eligible Real Estate Qualification Documents, (iii) Qualifying Collateral Notes, (iv) promissory notes which may become Qualifying Collateral Notes through the approval of all of the Banks and the completion and delivery of Qualifying Collateral Note Qualification Documents, (v) cash, (vi) Short-term Investments and (vii) other property referred to in clause (vii) of Section 5.1.

     Qualifying Collateral Notes. Collectively, the Sonterra Note, the 277 Park Avenue Note and any other notes held by the Borrower or any of its Subsidiaries which meet all of the following conditions: (i) no event which with the passage of time or the giving of notice, or both, might constitute a default shall have occurred under the applicable note or related loan documents, (ii) the note and the related documents shall be free and clear of all Liens other than the liens in favor of the Agent, (iii) the underlying collateral for the note shall be a commercial office building (excluding the collateral for the Sonterra Note which is multi-family housing) or shares or other interests in an entity owning a commercial office building, and, based on the Appraised Value of such underlying collateral, provides a loan to value ratio of no more than eighty percent (80%) on all senior and subordinated indebtedness secured thereby (for the purposes hereof, the collateral for the 277 Park Avenue Note shall be deemed to be the real property securing the senior indebtedness of 277 Park Avenue, LLC to Column Financial, Inc., as the initial mortgagee), and shall not have any material title, survey, environmental or other defects and shall be otherwise acceptable to all of the Banks, (iv) all such notes which evidence senior debt shall have a minimum pay rate of 8-3/4%, (v) all such notes which evidence subordinate debt shall have a minimum pay rate of 10-1/2%, (vi) the Agent shall have received all Qualifying Collateral Note Qualification Documents, all of which remain in full force and effect, and (vii) all of the Banks shall have approved the note in the exercise of their sole discretion.

     Qualifying Collateral Note Qualification Documents. With respect to any note proposed to be included as a Qualifying Collateral Note each of the following:

     (a) a duly executed and delivered Collateral Assignment with respect to such note and related documents, including Uniform Commercial Code financing statements;

     (b)  the original note duly endorsed and delivered to the Agent;

     (c) true and correct copies of any and all other instruments, documents and agreements evidencing, securing or relating to such note;

     (d) the items described in subsections (a) through (s) under the definition of "Eligible Real Estate Qualification Documents" with respect to the underlying collateral for the note, to the extent applicable; and

     (e) such other documents, certificates, reports or assurances as the Majority Banks may reasonably require in their discretion with regard to such note or the underlying collateral therefor.

     Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

     Record. The record, including computer records, maintained by the Agent with respect to any Loan referred to in the Notes.

     Reference Bank. BKB.

     Register.  See Section 18.2.

     Release.  See Section 6.20(c)(iii).

     Rent Roll. A report prepared by the Borrower or the Guarantor, as applicable, showing for each tenant its occupancy status, lease expiration date, market rent, lease rent and other information in such form as may have been approved by the Agent, such approval not to be unreasonably withheld.

     Reportable Event. Any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

     SEC.  The federal Securities and Exchange Commission.

     Security Deeds. The Mortgages, Deeds to Secure Debt and Deeds of Trust from the Borrower (or the Guarantor in accordance with Section 5.4 hereof) to the Agent for the benefit of the Banks (or to trustees named therein acting on behalf of the Agent for the benefit of the Banks) pursuant to which the Borrower or the Guarantor, if applicable, has conveyed a Mortgaged Property as security for the Obligations.

     Security Documents. Collectively, the Collateral Assignment, the Security Deeds, the Assignments of Rents and Leases, the Indemnity Agreement, the Guaranty, the Agreement Regarding Common Stock Purchase, the Assignment of Common Stock Agreement, any further collateral assignments to the Agent for the benefit of the Banks, and each Pledge Agreement, including, without limitation, U.C.C.-1 financing statements executed and delivered in connection therewith.

     Service Agreement(s). Service agreements with third parties, whether written or oral, relating to the operation, maintenance, security, finance or insurance of Mortgaged Property.

     Shareholders' Equity. At any date, the total consolidated shareholders' equity of the Borrower and its Subsidiaries determined in accordance with generally accepted accounting principles.

     Short-term Investments.  Investments described in subsections (a) through
(g), inclusive, of Section 8.3. For all purposes of this Agreement and the other Loan Documents, the value of Short-term Investments at any time shall be the current market value thereof determined in a manner reasonably satisfactory to the Majority Banks.

     Sonterra Note. That certain Promissory Note dated June 28, 1996, in the original principal amount of $17,800,000.00, made by Specified Properties VIII, L.P. payable to the order of Wellsford Residential Property Trust and transferred by Wellsford Residential Property Trust to Borrower.

     State.  A state of the United States of America.

     Subordination, Attornment and Non-Disturbance Agreement. An agreement among the Agent, the Borrower (or the Guarantor, as applicable) and a tenant under a Lease pursuant to which such tenant agrees to subordinate its rights under the Lease to the lien of the Security Deed and agrees to recognize the Agent or its successor in interest as landlord under the Lease in the event of a foreclosure under the Security Deed, such agreement to be in form and substance satisfactory to the Agent.

     Subsidiary. Any corporation, association, partnership, limited liability company, trust, or other business or other legal entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

     Subsidiary Collateral.  See Section 5.4.

     Survey. An instrument survey of Mortgaged Property prepared by a registered land surveyor which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the standard survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of the Mortgaged Property and shall not show any encroachments by others (or to the extent any encroachments are shown, such encroachments shall be acceptable to the Majority Banks in their sole discretion), shall show rights of way, adjoining sites, establish building lines and street lines, the distance to, and names of the nearest intersecting streets and such other details as the Majority Banks may reasonably require; shall show the zoning district or districts in which the Mortgaged Property is located and shall show whether or not the Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and shall otherwise be in form and substance reasonably satisfactory to the Majority Banks.

     Surveyor Certification. With respect to each parcel of Mortgaged Property, a certificate executed by the surveyor who prepared the Survey with respect thereto, dated as of a recent date and containing such information relating to such parcel as the Majority Banks or the Title Insurance Company may reasonably require, such certificate to be reasonably satisfactory to the Majority Banks in form and substance.

     Syndication Agent. J. P. Morgan Securities, Inc., acting as syndication agent for the Banks.

     Test Period.  See Section 9.2.

     Title Insurance Company. Chicago Title Insurance Company or another title insurance company or companies reasonably approved by the Majority Banks.

     Title Policy. With respect to each parcel of Mortgaged Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent form of or legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Majority Banks) issued by a Title Insurance Company (with such reinsurance or co-insurance as the Majority Banks may require, any such reinsurance to be with direct access endorsements to the extent available under applicable law) in such amount as the Majority Banks may require insuring the priority of the Security Deeds and that the Borrower (or the Guarantor, as applicable), holds marketable fee simple title (or good and indefeasible fee simple title to any Real Estate in the State of Texas) to such parcel, subject only to the encumbrances permitted by the Security Deed and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Majority Banks in their sole discretion, and shall contain (a) a revolving credit endorsement and (b) such other endorsements and affirmative insurance as the Majority Banks reasonably may require and is available in the State in which the Real Estate is located, including but not limited to (i) a comprehensive endorsement, (ii) a variable rate of interest endorsement, (iii) a usury endorsement, (iv) a doing business endorsement, (v) in States where available, an ALTA form 3.1 zoning endorsement, (vi) a "tie-in" endorsement and (vii) a "first loss" endorsement.

     Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

     277 Park Avenue Note. The Note dated as of April 25, 1997 made by Park Avenue Financing Company, LLC and PAMC Co-Manager Inc. to the order of Borrower in the original principal face amount of $20,000,000.00.

     Type. As to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

     Section 14.2.  Rules of Interpretation.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.

          (g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

          (h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

          (i) Reference to a particular "Section ", refers to that section of this Agreement unless otherwise indicated.

          (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     Section 15.  THE REVOLVING CREDIT FACILITY.

     Section 15.1. Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower for the purposes set forth in Section 7.11 up to the lesser of (a) a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment and (b) such Bank's Commitment Percentage of the Borrowing Base; provided, that, in all events no Default or Event of Default shall have occurred and be continuing and the Borrower's financial statements as required pursuant to Section 2.6(iv) shall demonstrate compliance with all covenants set forth therein; and provided, further, that the outstanding principal amount of the Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. The Loan Request shall constitute a representation and warranty by the Borrower that all of the conditions set forth in Section 10 and Section 11, in the case of the initial Loan, and Section 11, in the case of all other Loans, have been satisfied on the date of such funding.

     Section 15.2. Facility Fee. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a facility fee calculated at the rate of one-fourth of one percent (1/4%) per annum on the average daily amount by which the Total Commitment exceeds the outstanding principal amount of Loans during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date. The facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, or on any earlier date on which the Commitments shall be reduced or shall terminate as provided in Section 2.3, with a final payment on the Maturity Date.

     Section 15.3. Reduction of Commitment. The Borrower shall have the right at any time and from time to time upon five Business Days' prior written notice to the Agent to reduce by $1,000,000 or an integral multiple of $1,000,000 in excess thereof or to terminate entirely the unborrowed portion of the Commitments, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such reduction to be without penalty (unless such reduction requires repayment of a
Eurodollar Rate Loan).   Promptly after receiving any notice of the Borrower
delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any facility fee under Section 2.2 then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated. Notwithstanding the foregoing, in no event shall the Commitments be reduced to less than $35,000,000.

     Section 15.4. Notes. The Loans shall be evidenced by a single promissory note of the Borrower to each Bank in substantially the form of Exhibit A hereto (collectively, the "Notes"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in the principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes the Agent to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Agent's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the Agent's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Bank, but the failure to record, or any error in so recording, any such amount on the Agent's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

     Section 15.5.  Interest on Loans.

          (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is converted to a Eurodollar Rate Loan at the Base Rate.

          (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of one and three-quarters percent (1.75%) per annum above the Eurodollar Rate determined for such Interest Period.

          (c) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

          (d) Base Rate Loans and Eurodollar Rate Loans may be converted to Loans of the other Type as provided in Section 4.1.

     Section 15.6. Requests for Loans. Except with respect to the initial Loan, the Borrower shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in writing in the form of Exhibit B hereto) of each Loan requested hereunder (a "Loan Request") no less than five (5) Business Days prior to the proposed Drawdown Date. The Borrower shall not make a Loan Request more frequently than two times each month. Each such notice shall specify with respect to the requested Loan the proposed principal amount, Drawdown Date, Interest Period (if applicable) and Type. Each such notice shall also contain (i) a statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of Section 7.11), (ii) in the case of any advance relating to any Capital Improvement Project (A) a statement that such advance will reimburse the Borrower for or pay costs incurred for work on the applicable Capital Improvement Project together with such evidence as the Majority Banks may reasonably require to verify the cost of such work (which evidence may include, without limitation, invoices and receipts) and that such work is in place or that stored materials are properly secured (which evidence may include a satisfactory report from the Construction Inspector), and (B) in the event that such Capital Improvement Project relates to a Mortgaged Property and if requested by the Majority Banks, delivery to the Agent of affidavits, lien waivers or other evidence reasonably satisfactory to the Majority Banks showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Mortgaged Property have been paid all amounts due for such labor and materials, (iii) a certification by the chief financial or chief accounting officer of the Borrower that the Borrower and the Guarantor are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan, and (iv) a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Agent under Section
6.4 or Section 7.4 adjusted in the best good faith estimate of the Borrower to give effect to the proposed advance. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Except as provided in this Section 2.6, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date, provided that, in addition to the Borrower's other remedies against any Bank which fails to advance its proportionate share of a requested Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Bank fails to advance its proportionate share of the requested Loan in accordance with the terms of this Agreement, provided further that the Borrower shall be liable in accordance with the terms of this Agreement (including, without limitation, amounts due pursuant to Section 4.8) to any Bank which is prepared to advance its proportionate share of the requested Loan for any costs, expenses or damages incurred by such Bank as a result of the Borrower's election to revoke such Loan Request. Nothing herein shall prevent the Borrower or the funding Banks from seeking recourse against any Bank that fails to advance its proportionate share of a requested Loan (but not any other Bank) as required by this Agreement for the actual and consequential damages incurred by the Borrower (including, without limitation, amounts required to be paid under this Agreement by the Borrower to any Bank) and such funding Banks proximately caused by such Bank that has failed to advance its proportionate share, provided that in no event shall such Bank be liable for punitive or exemplary damages. The Borrower may without cost or penalty revoke a Loan Request by delivering notice thereof to each of the Banks no later than three (3) Business Days prior to the Drawdown Date. Each Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, or (b) for a Eurodollar Rate Loan in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than five (5) Eurodollar Rate Loans outstanding at any one time. In the event that the proceeds from such Loan are to be used for a purpose other than a Capital Improvement Project, then the Borrower shall provide to the Agent as soon as practicable thereafter such evidence as the Majority Banks shall reasonably require to evidence that such funds have been used for such purpose (which evidence may include, without limitation, a closing statement).

     Section 15.7.  Funds for Loans.

          (a) Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to Section 2.1. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section 10 and
Section 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Banks by crediting such amount to the account of the Borrower maintained at the Agent's Head Office. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Bank so failing or refusing, provided that the Borrower may by notice received by the Agent no later than the Drawdown Date refuse to accept any Loan which is not fully funded in accordance with the Borrower's Loan Request subject to the terms of Section 2.6. In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority secured position as against the Bank or Banks so failing or refusing for such Loans as provided in
Section 12.4.

          (b) Unless Agent shall have been notified by any Bank prior to the applicable Drawdown Date that such Bank will not make available to Agent such Bank's pro rata share of a proposed Loan, Agent may in its discretion assume that such Bank has made such Loan available to Agent in accordance with the provisions of this Agreement and Agent may, if it chooses, in reliance upon such assumption make such Loan available to Borrower, and such Bank shall be liable to the Agent for the amount of such advance.

     Section 15.8.  Extension of Maturity Date.

          (a) The Borrower has requested the ability to extend the Maturity Date. The Borrower acknowledges and agrees that the Banks have no agreement or obligation to extend the Maturity Date. Notwithstanding the foregoing, the Borrower may request that the Banks extend the Maturity Date by one (1) year to May 30, 2000. If the Borrower desires to request that the Maturity Date be extended to such date, the Borrower shall deliver written notice of such request to the Agent not later than the date which is ninety (90) days prior to the then effective Maturity Date (an "Extension Request"). The Agent shall promptly provide a copy of such notice to each of the Banks. The Banks shall notify the Agent within thirty (30) days of receipt of such notice from the Agent of such Bank's approval or rejection of the Extension Request. No Extension Request shall be deemed approved unless approved by all of the Banks, which approval may be granted or withheld in each Bank's sole and absolute discretion. In the event that a Bank shall fail to respond in writing to the Agent within such thirty (30) day period, such Bank shall be deemed to have rejected the Extension Request. The Agent shall promptly notify the Borrower of the responses received from the Banks with respect to the Extension Request.

          (b) In the event that an Extension Request is approved as provided in Section 2.8(a), each and every such approval shall be conditioned upon (i) there being no Default or Event of Default outstanding as of the date of the Extension Request or the Maturity Date, (ii) submission of an acceptable Compliance Certificate, (iii) payment of an extension fee determined by the Agent and the Co-Agent, and (iv) satisfaction of such other conditions precedent as may be customarily required by the Banks prior to the effectiveness of any extension of the Maturity Date.

     Section 16.  REPAYMENT OF THE LOANS.

     Section 16.1. Stated Maturity. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

     Section 16.2. Mandatory Prepayments. The Borrower promises to pay principal of the Loans prior to the stated maturity as follows:

          (a) If at any time the aggregate outstanding principal amount of the Loans exceeds the Total Commitment or the Borrowing Base, then the Borrower shall., subject to Borrower's rights pursuant to Section 12.1B, immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Loans, together with any additional interest payable pursuant to Section 4.8.

          (b) If at any time the Borrower receives a payment or prepayment of or in respect to the principal amount of any Collateral Note, then the Borrower shall immediately pay such amount to the Agent for the respective accounts of the Banks for application to the Loans, together with any additional interest payable pursuant to Section 4.8.

     Section 16.3. Optional Prepayments. The Borrower shall have the right, at the Borrower's election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium; provided, that the full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto except as otherwise required pursuant to
Section 4.7. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least three Business Days prior written notice of any prepayment pursuant to this Section 3.3 of any Base Rate Loans and at least four Eurodollar Business Days notice of any proposed repayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of payment of Loans and the principal amount to be paid.

     Section 16.4. Partial Prepayments. Each partial prepayment of the Loans under Section 3.2(a) and Section 3.3 shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans.

     Section 16.5.  Effect of Prepayments.  Amounts of the Loans prepaid under
Section 3.2 and Section 3.3 prior to the Maturity Date may be reborrowed as provided in Section 2.

     Section 17.  CERTAIN GENERAL PROVISIONS.

     Section 17.1.  Conversion Options.

          (a) The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a Eurodollar Rate Loan, as applicable; provided that (i) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least three Business Days' prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such Eurodollar Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least four Eurodollar Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than five (5) Eurodollar Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in an aggregate principal amount of less than $1,000,000 or a Eurodollar Rate Loan in an aggregate principal amount of less than $2,000,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

          (b) Any Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of Section 4.1; provided that no Eurodollar Rate Loan may be continued as such when any Default of the type described in subsections (a), (b), (c) or
(d) of Section 12.1 or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

          (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

     Section 17.2. Closing Fee. The Borrower agrees to pay, on or before the Closing Date, to the Agent for the ratable account of the Banks a closing fee as specified in the Agreement Regarding Fees.

     Section 17.3. Agent's Fee. The Borrower shall pay to the Agent, for the Agent's own account, an Agent's fee as specified in the Agreement Regarding Fees.

     Section 17.4.  Funds for Payments.

          (a) All payments of principal, interest, facility fees, Agent's fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office, not later than 3:00 p.m. (Boston time) on the day when due, in each case in immediately available funds. The Agent is hereby authorized to charge the account of the Borrower with BKB, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks under the Loan Documents.

          (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

     Section 17.5. Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

     Section 17.6. Inability to Determine Eurodollar Rate. In the event that, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans and (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

     Section 17.7. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its Eurodollar Lending Office shall assert that it is unlawful, for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Banks to make Eurodollar Rate Loans or convert Loans of another type to Eurodollar Rate Loans shall forthwith be suspended and (b) the Eurodollar Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law.

     Section 17.8. Additional Interest. If any Eurodollar Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan, the Borrower will pay to the Agent upon demand for the account of the Banks in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the Eurodollar Rate Loan or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the Eurodollar Rate applicable to such Eurodollar Rate Loan minus (b) the yield obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable).

     Section 17.9. Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any future applicable law or any amendment or modification of present applicable law which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

          (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank beyond those in effect as of the date hereof, or

          (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part; and the result of any of the foregoing is

               (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment, or

               (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Loans, or

               (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

     Section 17.10. Capital Adequacy. If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements of general application for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any future guideline, request or directive of any such entity regarding capital adequacy or any amendment or change in interpretation of any existing guideline, request or directive (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof. The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement of the amount setting for the Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

     Section 17.11. Indemnity of Borrower. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, or (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request; provided, however, that the Borrower shall not be required to so indemnify any Bank pursuant to clause (b) above which fails or refuses to fund its proportionate share of a Loan in accordance with the terms of this Agreement.

     Section 17.12. Interest on Overdue Amounts; Late Charge. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to four percent (4.0%) above the Base Rate from the date due until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to three percent (3.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid within ten days of the date when due.

     Section RDOC\W Intentionally Omitted.

     Section 17.14. Certificate. A certificate setting forth any amounts payable pursuant to Section 4.8, Section 4.9, Section 4.10, Section 4.11 or
Section 4.12 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

     Section 17.15. Limitation on Interest. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Banks and the Agent.

     Section 18.  COLLATERAL SECURITY.

     Section 18.1. Collateral. The Obligations shall be secured by (i) a perfected first priority pledge to the Agent, for the benefit of the Banks, of the Collateral Notes and related documents; (ii) a perfected first priority assignment and security interest in favor of the Agent, for the benefit of the Banks, in the EQR Preferred Equity Commitment; (iii) a perfected first priority lien or security title to be held by the Agent for the benefit of the Banks in the Mortgaged Property pursuant to the terms of the Security Deeds,
(iv) a perfected first priority security interest to be held by the Agent for the benefit of the Banks in the Leases pursuant to the Assignments of Rents and Leases, (v) the Indemnity Agreement, (vi) a perfected first priority lien to be held by the Agent for the benefit of the Banks in cash and Short-term Investments of the Borrower from time to time pledged to the Agent pursuant to one or more Pledge Agreements and (vii) such additional collateral, if any, as the Agent for the benefit of the Banks from time to time may accept as security for the Obligations with the consent of the Majority Banks, whether pursuant to Section 5.4 hereof or otherwise, which consent may be given or withheld in the sole discretion of the Majority Banks. The Obligations shall also be guaranteed pursuant to the Guaranty.

     Section 18.2.  Appraisals.

          (a) The Agent on behalf of the Banks shall require biennial Appraisals of each of the Mortgaged Property and Collateral Property, which will be ordered, reviewed and approved by the appraisal departments of the Majority Banks, in order to determine the current Appraised Value and Designated Collateral Value of the Mortgaged Property and whether a Note may be a Qualifying Collateral Note, and the Borrower shall pay to the Agent on demand all reasonable costs of all such Appraisals; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing and regulatory requirements of any Bank generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Bank shall not require more frequent Appraisals, the Borrower shall not be required to pay for Appraisals more often than once in any 24-month period, with the result that unless such condition shall occur the first Appraisals for which the Borrower shall be financially responsible after the Closing Date shall not be required prior to the Maturity Date.

          (b) Notwithstanding the provisions of Section 5.2(a), the Majority Banks may require the Agent to obtain Appraisals or the Banks may jointly perform internal studies updating and revising prior Appraisals with respect to the Mortgaged Property or such portion thereof as the Majority Banks shall determine, for the purpose of determining the current Appraised Value and Designated Collateral Value of the Mortgaged Property or whether a note is a Qualifying Collateral Note (i) at any time following a condemnation of or uninsured casualty to a Mortgaged Property or a Collateral Property (provided that such Appraisal shall be limited to the affected Mortgaged Property or Collateral Property), or (ii) in the event that there is a material adverse change to the Borrower or the Guarantor or their respective assets. The expense of such Appraisals and updates performed pursuant to this Section 5.2(b) shall be borne by the Borrower.

          (c) In the event that the Agent shall advise the Borrower, on the basis of any Appraisal or update pursuant to Section 5.2, that the Designated Collateral Value is insufficient to comply with the requirements of Section 9.3, then until the Designated Collateral Value shall be restored to compliance with Section 9.3 the Banks shall not be required to make advances under Section 2.1.

     Section 18.3. Release of Collateral. Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this
Section 5.3 except as provided in this Section 5.3), the Agent shall release a Mortgaged Property or Collateral Note from the lien of the Security Documents encumbering the same upon the request of the Borrower and upon the following terms and conditions:

          (a) The Borrower shall deliver to the Agent written notice of its desire to obtain each such release no later than fifteen (15) days prior to the date on which each such release is to be effected together with evidence satisfactory to the Agent that such release is to facilitate a sale of such Mortgaged Property or Collateral Note to an unrelated third party in a bona-fide arms-length transaction for a cash sales price or a bona-fide refinance; and

          (b) The Borrower shall submit to the Agent with such request a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Agent under Section
6.4 or Section 7.4 adjusted in the best good faith estimate of the Borrower to give effect to the proposed release and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such release; and

          (c) The Borrower shall pay all reasonable costs and expenses of the Agent in connection with such release, including without limitation, reasonable attorney's fees; and

          (d) The Borrower shall pay to the Agent for the account of the Banks, which payment shall be applied to reduce the outstanding principal balance of the Loans, a release price equal to 125% of the Designated Collateral Value of the Collateral to be released as most recently determined hereunder. Such payment shall be applied to reduce the outstanding principal balance of the Loans; provided, that the Borrower shall not be required to make a payment which would reduce the principal balance below zero.

     Section 18.4.  Subsidiary Collateral; Substitute Collateral.

          (a) The Borrower from time to time may, by written request to the Agent who shall promptly notify the Banks, request that certain assets of one or more of its wholly-owned Subsidiaries (collectively, the "Subsidiary Collateral") or certain other Potential Collateral owned by the Borrower (the "Borrower Collateral") be included as Collateral to secure the Obligations and for the purpose of increasing the Borrowing Base or replacing existing Collateral. Notwithstanding the foregoing, no Subsidiary Collateral or Borrower Collateral shall be included as Collateral unless and until the following conditions precedent shall have been satisfied:

               (i) if such proposed collateral is Real Estate, such Real Estate shall be Eligible Real Estate, or if such collateral is a promissory note, such note shall be a Qualifying Collateral Note;

               (ii) the owner of any Subsidiary Collateral shall have executed a Guaranty of the Obligations in form and substance satisfactory to the Majority Banks, or, in the Majority Banks' sole discretion, shall have been added as an additional Borrower hereunder pursuant to an amendment to this Agreement in form and substance satisfactory to Agent and Agent's Special Counsel;

               (iii) the Borrower or the owner of the Subsidiary Collateral, as applicable, shall have executed and delivered to the Agent all Eligible Real Estate Qualification Documents, Qualifying Collateral Note Qualification Documents or other instruments, documents, or agreements, including Uniform Commercial Code financing statements, as the Agent shall deem necessary or desirable to perfect a first priority security interest in, or lien on, such Subsidiary Collateral or Borrower Collateral, all of which instruments, documents or agreements shall be in form and substance satisfactory to the Agent in its sole discretion; and

               (iv) the Agent, on behalf of the Banks, shall have received any other appraisals, surveys, rent rolls, environmental reports, title insurance reports, certificates, opinions or other information or documentation with respect to the Subsidiary Collateral or Borrower Collateral as the Agent, in its sole discretion, shall deem necessary or desirable.

     The Borrower acknowledges that the decision of all of the Banks to grant or withhold their consent to the acceptance of additional or Substitute Collateral under this Section 5.4 or to accept collateral from a Subsidiary of the Borrower or to provide for a co-Borrower shall be based entirely on such factors as the Banks deem relevant in their sole discretion, including, without limitation, those enumerated in clauses (i) through (iv) hereinabove, and such consent may be granted or withheld solely at the discretion of the Banks.

          (b) In connection with each such addition or substitution, the Borrower, within fifteen (15) days of the Borrower's request to add such assets to the Collateral, shall pay to the Agent for the account of the Banks a review fee of $5,000.00 for each asset to be added to be split equally by the Banks, without regard to their respective Commitment Percentages.

     Section 19.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Agent and the Banks as follows.

     Section GARDO  Corporate Authority, Etc.

          (a) Incorporation; Good Standing. The Borrower (i) is a corporation duly organized pursuant to its organizational documents and amendments thereto filed with the Secretary of State of Maryland, and is validly existing and in good standing under the laws of the State of Maryland,
(ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Mortgaged Property is located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of the Borrower.

          (b) Subsidiaries. Each of the Subsidiaries of the Borrower and the Guarantor (i) is a corporation, limited partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where Mortgaged Property held by it is located and in each other jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary or the Guarantor.

          (c) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or the Guarantor are or are to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation , bylaws, or other charter documents of, or any agreement or other instrument binding upon, such Person, or any of its properties, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of the Borrower or the Guarantor, as applicable.

          (d) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower or the Guarantor are or are to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 19.2. Governmental Approvals. The execution, delivery and performance by the Borrower and the Guarantor of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

     Section \EDGA  Title to Properties: Leases.  Except as indicated on
Schedule 6.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     Section 19.4. Financial Statements. The Borrower has furnished to each of the Banks: (a) the consolidated balance sheet of the Borrower and its Subsidiaries as of the Balance Sheet Date and their related consolidated statements of income, changes in stockholder equity and cash flows for the fiscal year then ended, audited and certified by Ernst & Young LLP, (b) an unaudited consolidated balance sheet and an unaudited consolidated statement of income and cash flows of the Borrower and its Subsidiaries for the fiscal quarter of the Borrower ended since the Balance Sheet Date certified by Borrower's chief financial or chief accounting officer to have been prepared in accordance with generally accepted accounting principles consistent with those used in the preparation of the annual audited statements delivered pursuant to subsection (a) above and to fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the dates thereof and the results of operations for the fiscal quarter then ended (subject to year-end adjustments), and (c) to the extent there is any Mortgaged Property, an unaudited consolidated statement of operating income for the Mortgaged Property satisfactory in form to the Majority Banks and certified by the Borrower's chief financial or accounting officer as fairly presenting the operating income for such parcels for such periods. Such balance sheet and statements of income, stockholder's equity and cash flows have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower and its Subsidiaries as of such dates and the results of the operations of the Borrower and its Subsidiaries for such periods. There are no liabilities, contingent or otherwise, of the Borrower or any of its Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

     Section 19.5. No Material Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Borrower as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower and its Subsidiaries taken as a whole.

     Section 19.6. Franchises, Patents, Copyrights, Etc. The Borrower and its Subsidiaries and the Guarantor possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

     Section 19.7. Litigation. Except as stated on Schedule 6.7 there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries or the Guarantor before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower or the Guarantor or materially impair the right of the Borrower or the Guarantor to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of the Borrower or the Guarantor, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower or the Guarantor to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

     Section 19.8. No Materially Adverse Contracts, Etc. None of the Borrower, any of its Subsidiaries nor the Guarantor is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or the Guarantor. None of the Borrower, any of its Subsidiaries nor the Guarantor is a party to any contract or agreement that has or is expected, in the judgment of the officers of such Person, to have any materially adverse effect on the business of the Borrower or the Guarantor.

     Section 19.9. Compliance with Other Instruments, Laws, Etc. None of the Borrower, any of its Subsidiaries nor the Guarantor is in violation of any provision of its charter or other organizational documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or the Guarantor.

     Section 19.10. Tax Status. The Borrower, each of its Subsidiaries and the Guarantor (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of such Person know of no basis for any such claim.

     Section 19.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

     Section 19.12. Holding Company and Investment Company Acts. None of the Borrower, any of its Subsidiaries nor the Guarantor is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     Section 19.13. Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower or its Subsidiaries or rights thereunder.

     Section 19.14. Setoff, Etc. The Collateral and the rights of the Agent and the Banks with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower and the Guarantor are the owners of the Collateral free from any lien, security interest, encumbrance or other claim or demand, except Permitted Liens.

     Section 19.15. Certain Transactions. None of the officers, trustees, directors, or employees of the Borrower, any of its Subsidiaries or the Guarantor is a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     Section 19.16. Employee Benefit Plans. The Borrower and each ERISA Affiliate are in compliance in all material respects with ERISA. There has been no Reportable Event with respect to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. There has been no institution of proceedings or any other action by PBGC, the Borrower or any ERISA Affiliate to terminate or withdraw or partially withdraw from any such Plan under any circumstances which could lead to material liabilities to PBGC or, with respect to a Multiemployer Plan, the "Reorganization" or "Insolvency" (as each such term is defined in ERISA) of any such Plan. To the best of the Borrower's knowledge, no "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any such Plan, and neither the consummation of the transactions provided for in this Agreement and compliance by the Borrower with the provisions hereof and the other Loan Documents will involve any prohibited transaction.

     Section 19.17. ERISA Taxes. Neither the Borrower nor any ERISA Affiliate thereof is currently and the Borrower has no reason to believe that the Borrower or any ERISA Affiliate thereof will become subject to any liability (other than routine expenses or contributions relating to the Plans set forth on Schedule 6.17, if timely paid), tax or penalty whatsoever to any person whomsoever, which liability, tax or penalty is directly or indirectly related to any Plans set forth on Schedule 6.17 including, but not limited to, any penalty or liability arising under Title I or Title IV of ERISA, any tax or penalty resulting from a loss of deduction under Section s 404 and 419 of the Code, or any tax or penalty under Chapter 43 of the Code, except such liabilities, taxes or penalties (when taken as a whole) as will not have a material adverse effect on the Borrower or upon its financial condition, assets, business, operations, liabilities or prospects.

     Section 19.18. Plan Payments. The Borrower and each ERISA Affiliate has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan set forth on Schedule 6.17 and applicable law and
(ii) required to be paid as expenses of each Plan set forth on Schedule 6.17. No Plan set forth on Schedule 6.17 would have an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) if such Plan were terminated as of the date on which this representation and warranty is made.

     Section 19.19. Regulations U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     Section 19.20. Environmental Compliance. The Borrower has conducted or caused to be conducted Phase I environmental site assessments with respect to the past usage and condition of the Real Estate and the Collateral Property and the operations conducted thereon, and is familiar with the present condition and usage of the Real Estate and the operations conducted thereon and, based upon such reports and knowledge, makes the following representations and warranties.

          (a) With respect to the Mortgaged Property, and to the best of the Borrower's knowledge with respect to any other Real Estate and the Collateral Property, none of the Borrower, its Subsidiaries, the Guarantor, the owner of the Collateral Property, or any operator of the Real Estate or the Collateral Property, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves the Mortgaged Property, the Collateral Property or involves other Real Estate and would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower, the Guarantor or the owner of any of the Collateral Property.

          (b) None of the Borrower, any of its Subsidiaries nor the Guarantor has received any notice, nor to the best of the Borrower's knowledge has any owner of a Collateral Property received notice, from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C.
Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, any of its Subsidiaries, the Guarantor or, to the best of Borrower's knowledge, any owner of a Collateral Property conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

          (c) With respect to the Mortgaged Property, and to the best of the Borrower's knowledge with respect to any other Real Estate and the Collateral Property, except as specifically set forth in the environmental site assessment reports for Sonterra at Williams Center prepared by EMG and dated June 27, 1996 and for 277 Park Avenue prepared by IVI Environmental, Inc. dated July 3, 1996, each of which has been provided to the Agent on or about the date hereof or, in the case of Real Estate acquired after the date hereof, the environmental site assessment reports with respect thereto provided to the Agent under Section 7.4(h): (i) no portion of the Real Estate or the Collateral Property has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Mortgaged Property or the Collateral Property; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries, the Guarantor or the operators of its properties or the owners or operators of the Collateral Property, no Hazardous Substances have been generated or are being used on the Real Estate or the Collateral Property except in the ordinary course of business and in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from the Mortgaged Property, or, to the best of the Borrower's knowledge, on, upon, into or from the other properties of the Borrower, its Subsidiaries, the Guarantor or the Collateral Property, which Release would have a material adverse effect on the value of any of the Real Estate, the Collateral Property or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate or the Collateral Property which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate or the Collateral Property; and (v) any Hazardous Substances that have been generated on any of the Real Estate or the Collateral Property have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and, to the best knowledge of the Borrower without independent investigation, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws.

          (d) Neither the Borrower, its Subsidiaries, the Guarantor, the Mortgaged Property nor any other Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Security Deed or to the effectiveness of any other transactions contemplated hereby.

     Section 19.21. Subsidiaries. Schedule 6.21 sets forth all of the Subsidiaries of the Borrower. The form and jurisdiction of organization of each of the Subsidiaries, and the Borrower's ownership interest therein, is set forth in said Schedule 6.21.

     Section 19.22. Leases. The Borrower has delivered to the Agent true copies of the Leases and any amendments thereto relating to the Mortgaged Property, to the extent there is any Mortgaged Property.

     Section 19.23. Loan Documents. All of the representations and warranties of the Borrower or the Guarantor made in the Loan Documents to which it is a party or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and no such party has failed to disclose such information as is necessary to make such representations and warranties not misleading.

     Section 19.24. Mortgaged Property. The Borrower makes the following representations and warranties concerning each Mortgaged Property, to the extent there is any Mortgaged Property:

          (a) Off-Site Utilities. All water, sewer, electric, gas, telephone and other utilities necessary for the use and operation of the Mortgaged Property are installed to the property lines of the Mortgaged Property through dedicated public rights-of-way or through perpetual private easements approved by the Majority Banks with respect to which the applicable Security Deed creates a valid and enforceable first lien and, except in the case of drainage facilities, are connected to the Building located thereon with valid permits and are adequate to service the Building in compliance with applicable law.

          (b) Access, Etc. The streets abutting the Mortgaged Property are dedicated and accepted public roads, to which the Mortgaged Property has direct access by trucks and other motor vehicles and by foot, or are perpetual private ways (with direct access by trucks and other motor vehicles and by foot to public roads) to which the Mortgaged Property has direct access approved by the Majority Banks and with respect to which the applicable Security Deed creates a valid and enforceable first lien. All private ways providing access to the Mortgaged Property are zoned in a manner which will permit access to the Building over such ways by trucks and other commercial and industrial vehicles.

          (c) Independent Building. The Building is fully independent in all respects including, without limitation, in respect of structural integrity, heating, ventilating and air conditioning, plumbing, mechanical and other operating and mechanical systems, and electrical, sanitation and water systems, all of which are connected directly to off-site utilities located in public streets or ways or through insured perpetual private easements approved by the Majority Banks. The Building is located on a lot which is separately assessed for purposes of real estate tax assessment and payment. The Building, all Building Service Equipment and all paved or landscaped areas related to or used in connection with the Building are, except as specifically disclosed on a Survey delivered to the Agent prior to the date hereof, located wholly within the perimeter lines of the lot or lots on which the Mortgaged Property is located.

          (d) Condition of Building; No Asbestos. Except as may otherwise be specifically disclosed in any written engineering report furnished or caused to be furnished by the Borrower to the Agent prior to the date hereof, the Building is structurally sound, in good repair and free of material defects in materials and workmanship. All major building systems located within the Building, including without limitation heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems, are in good working order and condition. No asbestos is located in or on the Building, except for nonfriable asbestos or contained friable asbestos which is being monitored and/or remediated in accordance with the recommendations of an Environmental Engineer.

          (e) Building Compliance with Law. Except as may otherwise be specifically disclosed on the face of any certificate of occupancy delivered to the Agent prior to the date hereof, the Building as presently constructed, used, occupied and operated does not violate any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health, sanitation, safety, handicapped access, historic preservation and protection, tidelands, wetlands, flood control and Environmental Laws. The Building complies with applicable zoning laws and regulations and is not a so-called non-conforming use. The zoning laws permit use of the Building for its current use. There is such number of parking spaces on the lot or lots on which the Mortgaged Property is located as is adequate under the zoning laws and regulations to permit use of the Building for its current use.

          (f) No Required Mortgaged Property Consents, Permits, Etc. Neither the Borrower, any of its Subsidiaries nor the Guarantor, as applicable, has received notice of, or has knowledge of, any approvals, consents, licenses, permits, utility installations and connections (including, without limitation, drainage facilities), curb cuts and street openings, required by applicable laws, rules, ordinances or regulations or any agreement affecting the Mortgaged Property for the maintenance, operation, servicing and use of the Mortgaged Property or the Building for its current use which have not been granted, effected, or performed and completed (as the case may be), or any fees or charges therefor which have not been fully paid, or which are no longer in full force and effect. No such approvals, consents, permits or licenses (including, without limitation, any railway siding agreements) will terminate, or become void or voidable or terminable on any foreclosure sale of the Mortgaged Property pursuant to the Security Deed. To the best knowledge of the Borrower, there are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, fire, health, sanitation or other violations affecting, against, or with respect to, the Mortgaged Property or any part thereof.

          (g) Insurance. Neither the Borrower, any of its Subsidiaries nor the Guarantor has received any notice from any insurer or its agent requiring performance of any work with respect to the Mortgaged Property or canceling or threatening to cancel any policy of insurance, and the Mortgaged Property complies with the requirements of all carriers of insurance on the Mortgaged Property.

          (h) Real Property Taxes; Special Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Mortgaged Property or any part thereof which are payable by the Borrower, any Subsidiary of the Borrower or the Guarantor (except only real estate or other taxes or assessments, that are not yet due and payable). The Borrower has delivered or caused to be delivered to the Agent, or has requested from the appropriate authorities and will deliver to the Agent promptly upon receipt, true and correct copies of real estate tax bills for the Mortgaged Property for the past three fiscal tax years. No abatement proceedings are pending with reference to any real estate taxes assessed against the Mortgaged Property. There are no betterment assessments or other special assessments presently pending with respect to any portion of the Mortgaged Property, and none of Borrower, any of its Subsidiaries nor the Guarantor has received any notice of any such special assessment being contemplated.

          (i) Historic Status. The Building is not a historic structure or landmark and neither the Building nor the Mortgaged Property is located within any historic district pursuant to any federal, state or local law or governmental regulation.

          (j) Eminent Domain; Casualty. There are no pending eminent domain proceedings against the Mortgaged Property or any part thereof, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any taking authority. Neither the Mortgaged Property, the Building nor any part thereof is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

          (k) Leases. An accurate and complete Rent Roll and summary thereof in a form reasonably satisfactory to the Majority Banks as of the date of inclusion of each Mortgaged Property in the Collateral (or such other recent date as may be acceptable to the Agent) with respect to all Leases of any portion of the Mortgaged Property has been provided to the Agent. The Leases reflected on such Rent Roll constitute as of the date thereof the sole agreements and understandings relating to leasing or licensing of space at such Mortgaged Property and in the Building relating thereto. There are no occupancies, rights, privileges or licenses in or to any Mortgaged Property or portion thereof other than pursuant to the Leases reflected in Rent Rolls previously furnished to the Agent for such Mortgaged Property. Except as set forth in each Rent Roll, the Leases reflected therein are in full force and effect in accordance with their respective terms, without any payment default or any other material default thereunder, nor are there any defenses, counterclaims, offsets, concessions or rebates available to any tenant thereunder, and none of the Borrower, any of its Subsidiaries nor the Guarantor has given or made, any notice of any payment or other material default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases. The Rent Rolls furnished to the Banks accurately and completely set forth all rents payable by and security, if any, deposited by tenants, no tenant having paid more than one month's rent in advance. The Borrower has reviewed the estoppel certificates delivered by the tenants of the Mortgaged Property to the Agent and such estoppel certificates are true and correct in all material respects. All tenant improvements or work to be done, furnished or paid for by the Borrower, any of its Subsidiaries or the Guarantor, as applicable, or credited or allowed to a tenant, for, or in connection with, the Building pursuant to any Lease has been completed and paid for or provided for in a manner satisfactory to the Agent. No material leasing, brokerage or like commissions, fees or payments are due from the Borrower, any of its Subsidiaries or the Guarantor in respect of the Leases.

          (l)  Service Agreements; Management Agreements.  Except as listed on
Schedule 6.24, there are no material Service Agreements relating to the operation and maintenance of the Building, the Mortgaged Property, or any portion thereof. Borrower has delivered to Agent true, correct and complete copies of the Management Agreements for the Mortgaged Property. To the best knowledge of the Borrower, there are no material claims or any bases for material claims in respect of the Mortgaged Property or its operation by any party to any Service Agreement or Management Agreement.

          (m) Other Material Real Property Agreements; No Options. There are no material agreements pertaining to the Mortgaged Property, any Building thereon or the operation or maintenance of either thereof other than as described in this Agreement (including the Schedules hereto) or otherwise disclosed in writing to the Agent and the Banks by the Borrower; and no person or entity has any right or option to acquire the Mortgaged Property on any Building thereon or any portion thereof or interest therein.

     Section 19.25. Brokers. Neither the Borrower nor any of its Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

     Section 19.26. Fair Consideration. The Borrower (and, as applicable, the Guarantor), by receiving the benefits under this Agreement is receiving "reasonably equivalent value" within the meaning of Section 548 of the Bankruptcy Code, Title 11, U.S.C.A. and "fair consideration" within the meaning of Consolidated Laws of New York Annotated, Chapter 12, Article 10,
Section 272 in exchange for the delivery of the Security Documents to Agent.

     Section 19.27. Solvency. As of the Closing Date and after giving affect to the transactions contemplated by this Agreement and the other Loan Documents, including all of the Loans made or to be made hereunder neither the Borrower nor the Guarantor is insolvent on a balance sheet basis, the sum of such Person's assets exceeds the sum of such Person's liabilities, the Borrower and the Guarantor is able to pay its debts as they become due, and the Borrower and the Guarantor has sufficient capital to carry on its business.

     Section 19.28. Other Debt. None of the Borrower, the Guarantor nor any of their respective Subsidiaries is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. The Borrower is not a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of the Borrower. The Borrower has provided to the Agent copies of all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon Borrower, the Guarantor or their respective properties and entered into by such Person as of the date of this Agreement with respect to any Indebtedness of such Person.

     Section 20.  AFFIRMATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

     Section 20.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

     Section 20.2. Maintenance of Office. The Borrower will maintain its chief executive office at 610 Fifth Avenue, 7th Floor, New York County, New York, New York, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

     Section 20.3. Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of its Subsidiaries, contingencies and other reserves. Neither the Borrower nor any of its Subsidiaries shall, without the prior written consent of the Majority Banks,
(x) make any material changes to the accounting procedures used by such Person in preparing the financial statements and other information described in
Section 6.4 (excluding the conversion of a Subsidiary's accounting procedures such that they are consistent with the Borrower's accounting procedures) or
(y) change its fiscal year.

     Section 20.4. Financial Statements, Certificates and Information. The Borrower will deliver or cause to be delivered to each of the Banks:

          (a) as soon as practicable, but in any event not later than 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in shareholders' equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Ernst & Young LLP or by another "Big Six" accounting firm, the Form 10-K of the Borrower filed with the SEC (unless the SEC has approved an extension, in which event the Borrower will deliver to the Agent and each of the Banks a copy of the Form 10-K simultaneously with delivery to the SEC), together with the unaudited annual operating statement of each Mortgaged Property and Collateral Property (which statement shall also be reconciled to the budget for the Mortgaged Property and the Collateral Property), together with a certification by Borrower's chief financial or chief accounting officer that the information contain in such statement fairly presents the operations of the Mortgaged Property and the Collateral Property for such period, and any other information the Banks may need to complete a financial analysis of the Borrower;

          (b) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of the Borrower (including the fourth quarter), copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the portion of the Borrower's fiscal year then elapsed, and the unaudited operating statement for the Mortgaged Property and the Collateral Property for such quarter and year-to-date (which statement shall also be reconciled to the budget for the Mortgaged Property and the Collateral Property), all in reasonable detail and prepared in accordance with generally accepted accounting principles (which may be provided by inclusion in the Form 10-Q of the Borrower for such period provided pursuant to subsection (c) below), together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries and the operations of the Mortgaged Property and the Collateral Property on the date thereof (subject to year-end adjustments);

          (c) as soon as practicable, but in any event not later than 45 days after the end of each of the first three fiscal quarters of the Borrower in each year, copies of Form 10-Q of the Borrower filed with the SEC (unless the SEC has approved an extension in which event the Borrower will deliver such copies of the Form 10-Q to the Agent and each of the Banks simultaneously with delivery to the SEC);

          (d) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of the Borrower (including the fourth fiscal quarter in each year), copies of a consolidated statement of Operating Cash Flow for such fiscal quarter for the Borrower and its Subsidiaries and a statement of Operating Cash Flow for such fiscal quarter for each of the Mortgaged Property and the Collateral Property, prepared in a manner reasonable satisfactory to the Agent, together with a certification by the Borrower's chief financial or chief accounting officer that the information contained in such statement fairly presents the Operating Cash Flow of the Borrower and its Subsidiaries and the Mortgaged Property and the Collateral Property for such period;

          (e) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a "Compliance Certificate") certified by the principal financial or accounting officer of the Borrower in the form of Exhibit C hereto setting forth in reasonable detail computations evidencing compliance with the covenants contained in
Section 9, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

          (f) concurrently with the delivery of the financial statements described in subsections (b) and (c) above, a certificate signed by the President or Chief Financial Officer of the Borrower to the effect that, having read this Agreement, and based upon an examination which they deem sufficient to enable them to make an informed statement, there does not exist any Default or Event of Default, or if such Default or Event of Default has occurred, specifying the facts with respect thereto;

          (g) contemporaneously with the filing, mailing or releasing thereof, copies of all press releases and all material of a financial nature filed with the SEC or sent to all of the stockholders of the Borrower;

          (h) as soon as practicable but in any event not later than 45 days after the end of each fiscal quarter of the Borrower (including the fourth fiscal quarter in each year), updated Rent Rolls with respect to the Mortgaged Property and the Collateral Property and a summary of each Rent Roll in form reasonably satisfactory to the Majority Banks;

          (i) not later than 30 days following each acquisition of an interest in Real Estate by the Borrower or any of its Subsidiaries (which for the purposes of this Section 7.4(h) shall include the Investments described in
Section 8.3(j)), each of the following: (i) a description of the property or note acquired, (ii) an environmental site assessment prepared by an Environmental Engineer stating no material qualification with respect to such Real Estate or property, and (iii) a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Banks under Section 6.4 or this Section 7.4 adjusted in the best good-faith estimate of the Borrower to give effect to such acquisition and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such acquisition;

          (j) as soon as practicable, but in any event not later than 30 days prior to the beginning of each calendar year, the annual operating budget for each of the Mortgaged Property and the Collateral Property, in form and substance satisfactory to the Majority Banks;

          (k) as soon as practicable, but in any event not later than 30 days prior to the beginning of each calendar year, the annual operating budget for each of the Mortgaged Property and the Collateral Property, in form and substance satisfactory to the Majority Banks;

          (l) as soon as practicable but in no event later than the 15th day of each calendar month, a summary of each Rent Roll with respect to the Mortgaged Property and the Collateral Property in form reasonably satisfactory to the Majority Banks;

          (m) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower and the Guarantor;

          (n) not later than 45 days after the end of each fiscal quarter of the Borrower (including the fourth fiscal quarter in each year), the market comparable study conducted by the Borrower's internal staff or its property managers, and at other times copies of such market studies relating to the Mortgaged Property as are from time to time prepared by or on behalf of the Borrower;

          (o) within five (5) days of the funding of any amount pursuant to the EQR Preferred Equity Commitment, notice of such funding and the amount thereof;

          (p) as soon as practicable, but in any event not later than two (2) Business Days after the Borrower acquires knowledge of the same, (i) written notice that EQR has notified the Borrower of a refusal to fund an amount pursuant to the EQR Preferred Equity Commitment, or notice of its intention to so refuse to make an advance, (ii) a claim by EQR of an event of default or default by Borrower under the EQR Preferred Equity Commitment, or (iii) the occurrence of any of the events described in Section 12.1(h), (i) or (j) with respect to EQR;

          (q) notice of the occurrence of the Adjustment Date within five (5) days of the occurrence of the same; and

          (r) from time to time such other financial data and information in the possession of the Borrower (including without limitation auditors' management letters, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower) as the Agent may reasonably request.

     Section 20.5.  Notices.

          (a) Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, any of its Subsidiaries or the Guarantor is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower or the Guarantor, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

          (b) Environmental Events. The Borrower will promptly give notice to the Agent (i) upon the Borrower or the Guarantor obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substances at or from the Mortgaged Property or any Collateral Property; (ii) of any violation of any Environmental Law that the Borrower, any of its Subsidiaries or the Guarantor or, upon the Borrower obtaining knowledge thereof, any maker of a Collateral Note, reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves the Mortgaged Property or any Collateral Property or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower, any Subsidiary of the Borrower or the maker of any Collateral Note or the Agent's liens on the Collateral pursuant to the Security Documents.

          (c) Notification of Claims Against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including, with respect to the Mortgaged Property or any Collateral Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Banks with respect to the Collateral, are subject.

          (d) Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within 15 days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or any Guarantor or to which the Borrower, any of its Subsidiaries or the Guarantor is or is to become a party involving an uninsured claim against the Borrower, any of its Subsidiaries or the Guarantor that could reasonably be expected to have a materially adverse effect on the Borrower or the Guarantor and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the Banks, within ten days of any judgment not covered by insurance, whether final or otherwise, against the Borrower, any of its Subsidiaries or the Guarantor in an amount in excess of $250,000.

          (e) Notice of Proposed Sales, Encumbrances, Refinance or Transfer of Non-Mortgaged Property. The Borrower will give notice to the Agent of any proposed or completed sale, encumbrance, refinance or transfer of any Real Estate or other Investment described in Section 8.3 (j) of the Borrower or its Subsidiaries other than Mortgaged Property within any fiscal quarter of the Borrower, such notice to be submitted together with the Compliance Certificate provided or required to be provided to the Banks under Section 7.4 with respect to such fiscal quarter. The Compliance Certificate shall with respect to any proposed or completed sale, encumbrance, refinance or transfer be adjusted in the best good-faith estimate of the Borrower to give effect to such sale, encumbrance, refinance or transfer and demonstrate that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such sale, encumbrance, refinance or transfer. Notwithstanding the foregoing, in the event of any sale, encumbrance, refinance or transfer of any Real Estate or other Investment described in
Section 8.3(j) of the Borrower or its Subsidiaries other than the Mortgaged Property involving an amount in excess of $10,000,000.00, the Borrower shall promptly give notice to the Agent of such transaction, which notice shall be accompanied by a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Banks under Section 6.4 or Section 7.4 adjusted as provided in the preceding sentence.

          (f) Notification of Banks. Promptly after receiving any notice under this Section 7.5, the Agent will forward a copy thereof to each of the Banks, together with copies of any certificates or other written information that accompanied such notice.

     Section 20.6.  Existence; Maintenance of Properties.

          (a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland corporation. The Borrower will cause each of its Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, continue to engage primarily in the respective businesses now conducted by each of them and in related businesses.

          (b) The Borrower (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of the applicable Mortgaged Property or on the financial condition, assets or operations of the Borrower or the Guarantor.

     Section 20.7. Insurance. (a) The Borrower will, at its expense, procure and maintain, or cause to be procured and maintained, for the benefit of the Borrower and the Agent, insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are acceptable to the Agent, providing the following types of insurance covering the Mortgaged Property:

          (i) "All Risks" property insurance (including broad form flood, broad form earthquake and comprehensive boiler and machinery coverages) on each Building and the contents therein of the Borrower and its Subsidiaries in an amount not less than one hundred percent (100%) of the full replacement cost of each Building and the contents therein of the Borrower and its Subsidiaries, with deductibles not to exceed $10,000 for any one occurrence, with a replacement cost coverage endorsement, and, if requested by the Majority Banks, a contingent liability from operation of building laws endorsement in such amounts as the Majority Banks may require. Full replacement cost as used herein means the cost of replacing the Building (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the contents therein of the Borrower and its Subsidiaries without deduction for physical depreciation thereof;

          (ii) During the course of construction or repair of any Building having a cost in excess of $250,000, the insurance required by clause (i) above shall be written on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Real Estate, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;

          (iii) Flood insurance if at any time any Building is located in any federally designated "special hazard area" (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AE, A99, AH, VO, Vl-30, VE, V, M or E) and the broad form flood coverage required by clause (i) above is not available, in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program;

          (iv) Rent loss insurance in an amount sufficient to recover at least the total estimated gross receipts from all sources of income, including without limitation, rental income, for the Real Estate for a twelve month period;

          (v) Commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if commercially available, with such coverages as the Majority Banks may reasonably request (including, without limitation, contractual liability coverage, completed operations coverage for a period of two years following completion of construction of any improvements on the Real Estate, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $1,000,000, a completed operations aggregate limit of not less than $1,000,000, and a combined single "per occurrence" limit of not less than $1,000,000 for bodily injury, property damage and medical payments;

          (vi) During the course of construction or repair of any improvements on the Real Estate, owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause (v) above;

          (vii) Employers liability insurance (with respect to the Borrower's employees only);

          (viii) Umbrella liability insurance with limits of not less than $50,000,000 to be in excess of the limits of the insurance required by clauses (v), (vi) and (vii) above, with coverage at least as broad as the primary coverages of the insurance required by clauses (v), (vi) and
     (vii) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall be endorsed to provide defense coverage obligations;

          (ix) Workers' compensation insurance for all employees of the Borrower or its Subsidiaries engaged on or with respect to the Real Estate; and

          (x) Such other insurance in such form and in such amounts as may from time to time be required by the Majority Banks against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Real Estate.

     The Borrower shall pay or cause to be paid all premiums on insurance policies. The insurance policies with respect to all Mortgaged Property provided for in clauses (v), (vi) and (viii) above with respect to all Mortgaged Property shall name the Agent and each Bank as an additional insured. The insurance policies provided for in clauses (i), (ii), (iii) and
(iv) above shall name the Agent as mortgagee and loss payee, shall be first payable in case of loss to the Agent, and shall contain mortgage clauses and lender's loss payable endorsements in form and substance acceptable to the Majority Banks. The Borrower shall deliver duplicate originals or certified copies of all such policies to the Majority Banks, and the Borrower shall promptly furnish to the Majority Banks all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid. At least 15 days prior to the expiration date of the policies, the Borrower shall deliver to the Banks evidence of continued coverage, including a certificate of insurance, as may be satisfactory to the Majority Banks.

     (b) All policies of insurance required by this Agreement shall contain clauses or endorsements to the effect that (i) no act or omission of either the Borrower or any Subsidiary of the Borrower or anyone acting for the Borrower or any Subsidiary of the Borrower shall affect the validity or enforceability of such insurance insofar as the Agent is concerned, (ii) the insurer waives any right of setoff, counterclaim, subrogation, or any deduction in respect of any liability of the Borrower or any Subsidiary of the Borrower and the Agent, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least 15 days prior written notice to the Agent by certified or registered mail, and (v) that the Agent or the Banks shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

     (c) The insurance required by this Agreement may be effected through a blanket policy or policies covering additional locations and property of the Borrower, its Subsidiaries, and other Persons not included in the Mortgaged Property, provided that such blanket policy or policies comply with all of the terms and provisions of this Section 7.7 and contain endorsements or clauses reasonably satisfactory to the Agent.

     (d) All policies of insurance required by this Agreement shall be issued by companies licensed to do business in the State where the policy is issued and also in the states where the Real Estate is located and having a rating in Best's Key Rating Guide of at least "A" and a financial size category of at least "VIII".

     (e) Neither the Borrower nor any Subsidiary of the Borrower shall carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this Section 7.7.

     (f) In the event of any loss or damage to the Mortgaged Property, the Borrower shall give immediate written notice to the insurance carrier and the Agent, and the Agent shall furnish a copy of such notice promptly to each of the Banks. The Borrower may make proof of loss and adjust and compromise any claim under insurance policies which is of an amount not more than $250,000.00 so long as no Event of Default has occurred and is continuing and so long as such claim is pursued diligently and in good faith. The Borrower hereby irrevocably authorizes and empowers the Agent, at the Agent's option in the Agent's sole discretion or at the request of the Majority Banks in their sole discretion, as attorney in fact for the Borrower, to make proof of any loss except as provided in the preceding sentence, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom the Agent's expenses incurred in the collection of such proceeds. If the Mortgaged Property is acquired by the Agent or any nominee through foreclosure, deed in lieu of foreclosure or otherwise is acquired from the owner thereof, all right, title and interest of the owner of such Mortgaged Property in and to any insurance policies and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Mortgaged Property prior to such sale or acquisition shall pass to the Agent or any other successor in interest to the owner or purchaser or grantee of the Mortgaged Property.

     (g) Subject to the terms of the following sentence, the Borrower authorizes the Agent, at the Agent's option or at the request of the Majority Bank's in their sole discretion, to (i) apply the balance of such proceeds to the payment of the Obligations whether or not then due, or (ii) if the Agent or the Majority Bank shall require the reconstruction or repair of the Mortgaged Property, to hold the balance of such proceeds to be used to pay all taxes, charges, sewer use fees, water rates and assessments which may be imposed upon the Mortgaged Property and the Obligations as they become due during the course of reconstruction or repair of the Mortgaged Property and to reimburse the Borrower, in accordance with such terms and conditions as Agent may prescribe, for the cost of such reconstruction or repair of the Mortgaged Property, and on completion of such reconstruction or repair to pay any excess funds to the Borrower so long as no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, to apply any of the excess to the payment of the Obligations. Notwithstanding the foregoing, the Agent shall make such net proceeds available to the Borrower to reconstruct and repair the Mortgaged Property, in accordance with such terms and conditions as the Agent may prescribe for the disbursement of such proceeds to assure completion of such reconstruction or repair provided that (x) no Default or Event of Default shall have occurred and be continuing, (y) the Borrower shall have provided to Agent additional cash security in an amount equal to the amount reasonably estimated by the Agent to be the amount in excess of such proceeds which will be required to complete such repair or restoration, and (z) the Agent shall determine that such repair or reconstruction can be completed prior to the Maturity Date.

     (h) The Borrower, at its expense, will procure and maintain or cause to be procured and maintained, insurance covering the Borrower and the Real Estate other than the Mortgaged Property in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

     (i) The Borrower shall provide or cause to be provided to the Agent for the benefit of the Banks Title Policies for all of the Mortgaged Property which shall at all times be in an aggregate amount of not less than the initial Borrowing Base attributable to such Mortgaged Property. Each Title Policy shall also contain, to the extent available, a tie-in endorsement aggregating the insurance coverage provided under all of the policies with tie-in endorsements.

     Section 20.8. Taxes. The Borrower and each Subsidiary will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon the Mortgaged Property and the other Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower and each Subsidiary of the Borrower either (i) will provide a bond issued by a surety reasonably acceptable to the Majority Banks and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

     Section 20.9. Inspection of Properties and Books. The Borrower shall permit the Banks, through the Agent or any representative designated by the Agent, at the Borrower's expense to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. The Banks shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrower's normal business operations.

     Section 20.10. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply with, and will cause each of its Subsidiaries to comply in all respects with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If at any time while any Loan or Note is outstanding or the Banks have any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

     Section 20.11. Use of Proceeds. The Borrower will use the proceeds of the Loans solely to provide short-term financing (a) for the acquisition of fee interests by Borrower or, subject to the approval of the Majority Banks, by a Subsidiary of the Borrower in Real Estate which is located in the northeastern United States and utilized principally as commercial office space, (b) for Capital Improvement Projects to Real Estate, provided, that 75% of the aggregate amount of the proceeds of each advance of the Loans used for such purpose shall be used for immediate income-enhancing purposes, (c) for the acquisition of the Investments described in Section 8.3(j), (d) for the repayment of Indebtedness incurred or assumed by the Borrower or any Subsidiary of the Borrower in connection with the acquisitions and investments described in Section 7.11(a) and (c), and to repay third party indebtedness of the Borrower or its Subsidiaries incurred or assumed in connection with assets acquired prior to the Closing Date, (e) for reasonable transaction costs related to the transactions referred to in the preceding clauses (a) and (c),
(f) up to $5,000,000 for general working capital purposes, and (g) to finance capital requirements at the Palomino Park Project.

     Section 20.12. Further Assurances. The Borrower will cooperate with, and will cause each of its Subsidiaries and the Guarantor to cooperate with, the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

     Section 20.13. Management Agreements. The Borrower shall provide prompt written notice to the Agent of any termination or material modification or amendment of any Management Agreement, provided that, without the prior consent of the Majority Banks, none of the Management Agreements shall be modified or amended to increase the fees payable thereunder. None of the Borrower, any of its Subsidiaries nor the Guarantor shall enter into any Management Agreement or otherwise manage any of the Mortgaged Property except with property and leasing managers having sufficient expertise and resources to manage such properties as class B office buildings, and on leasing terms and conditions no less favorable to the Borrower, its Subsidiaries or the Guarantor than are contained in the Management Agreements delivered to the Agent prior to the date hereof or are otherwise on then commercially reasonable terms.

     Section 20.14. ERISA Compliance. The Borrower will not permit the present value of all employee benefits vested in all Employee Benefit Plans, Multiemployer Plans and Guaranteed Pension Plans maintained by the Borrower and any ERISA Affiliate thereof to exceed the present value of the assets allocable to such vested benefits by an amount greater than $500,000.00 in the aggregate. Neither the Borrower nor any ERISA Affiliate thereof will at any time permit any such Plan maintained by it to engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or Section 406 of ERISA, incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived, or terminate any such Plan in any manner which could result in the imposition of a lien on the property of the Borrower or the Guarantor pursuant to Section 4068 of ERISA.

     Section 20.15. Distribution of Income to the Borrower. The Borrower shall cause all of its Subsidiaries to promptly distribute to the Borrower (but not less frequently than once each fiscal quarter of the Borrower), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries' use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its operating expenses and debt service for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary's assets and properties approved by such Subsidiary in the ordinary course of business consistent with its past practices.

     Section 20.16. More Restrictive Agreements. Without limiting the terms of Section 8.1, should the Borrower or the Guarantor enter into or modify any agreements or documents pertaining to any existing or future Indebtedness, Debt Offering or Equity Offering, which agreements or documents include covenants (whether affirmative or negative), warranties, representations, defaults or events of default (or any other provision which may have the same practical effect as any of the foregoing) which are individually or in the aggregate more restrictive against the Borrower, the Guarantor or their respective Subsidiaries than those set forth herein or in any of the other Loan Documents, the Borrower shall promptly notify the Agent and, if requested by the Majority Banks, the Borrower, the Agent, and the Majority Banks shall (and if applicable, the Borrower shall cause the Guarantor to) promptly amend this Agreement and the other Loan Documents to include some or all of such more restrictive provisions as determined by the Majority Banks in their sole discretion.

     Section 21.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any of the Banks has any obligation to make any Loans:

     Section 21.1. Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries owning Collateral to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a)  Indebtedness to the Banks arising under any of the Loan
Documents;

          (b) current liabilities of the Borrower or its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

          (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or the relevant Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (f)  the Palomino Park Bonds; and

          (g) Indebtedness in an amount not to exceed $20,000,000.00 to Equity Residential Properties Trust, a Maryland real estate investment trust, to be repaid no later than one week from the Closig Date with the proceeds of an Equity Offering.

Nothing herein shall prohibit any Subsidiaries of Borrower that do not own any Collateral from incurring Indebtedness other than that permitted in this
Section 8.1, provided that in no event shall the Borrower nor any of its Subsidiaries owning Collateral be liable, contingently or otherwise, for any such Indebtedness.

     Section 21.2. Restrictions on Liens, Etc. The Borrower will not, and will not permit any of its Subsidiaries owning Collateral to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of the Borrower or such Subsidiary which prohibits the creation or maintenance of any lien securing the Obligations (collectively "Liens"); provided that the Borrower and any Subsidiary of the Borrower owning Collateral may create or incur or suffer to be created or incurred or to exist:

          (i) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower (provided that no such liens shall be permitted with respect to any of the Collateral or on any other assets of a Subsidiary which also owns any portion of the Collateral);

          (ii) liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

          (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

          (iv) liens on properties other than the Mortgaged Property or any other Collateral in respect of judgments, awards or indebtedness, the Indebtedness with respect to which is permitted by Section 8.1(d);

          (v) encumbrances on properties other than the Mortgaged Property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor non-monetary liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

          (vi) liens in favor of the Agent and the Banks under the Loan Documents; and

          (vii) liens and encumbrances on a Mortgaged Property expressly permitted under the terms of the Security Deed relating thereto.

     Section 21.3. Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

          (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or its Subsidiary;

          (b) marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

          (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

          (d) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "P 1" if then rated by Moody's Investors Service, Inc., and not less than "A 1", if then rated by Standard & Poor's Corporation;

          (e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "Aa" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Corporation;

          (f) repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing subsection (a), (b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

          (g) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000;

          (h) Investments in fee interests in Real Estate utilized principally for commercial office space, including earnest money deposits relating thereto and transaction costs;

          (i)  Investments in Subsidiaries of the Borrower;

          (j) Investments in loans secured principally by mortgages or deeds of trust on real property upon which are located completed improvements which are principally used for commercial office purposes, leasehold interests in properties which are used principally for commercial office purposes under ground leases having not less than fifty (50) years of the leasehold term remaining at the time of acquisition thereof by the Borrower, or interests in public or private real estate investment trusts or other real estate companies which principally own real property or shares or other interests in entities which own real property or other interests in real property, all of which real property is used principally for commercial office purposes;

          (k) Investments in shares of the Borrower, provided that the Borrower shall give notice to the Agent concurrently with the financial statements provided in Section 7.4(b) of any such Investments that have occurred during the preceding fiscal quarter of the Borrower; and

          (l) Investments in Park at Highlands LLC and Red Canyon at Palomino Park LLC, the entities owning the Palomino Park Project.

     Section 21.4. Merger, Consolidation. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger, consolidation or other business combination, or agree to effect any asset acquisition, stock acquisition or other acquisition without the prior written consent of the Majority Banks except (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower and (ii) the merger or consolidation of two or more Subsidiaries of the Borrower.

     Section 21.5. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any Real Estate owned by it in order that then or thereafter the Borrower or any Subsidiary shall lease back such Real Estate.

     Section 21.6. Compliance with Environmental Laws. The Borrower will not, and will not permit any of its Subsidiaries, to do any of the following:
(a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for small quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

     The Borrower shall:

          (i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Mortgaged Property; and

          (ii) if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Mortgaged Property (including without limitation any such Release or disposal occurring prior to the acquisition of such Mortgaged Property by the Borrower), cause the prompt containment and removal of such Hazardous Substances and remediation of the Mortgaged Property in full compliance with all applicable laws and regulations and to the satisfaction of the Majority Banks; provided, that the Borrower shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Majority Banks and no action shall have been commenced by any enforcement agency. The Majority Banks may engage their own Environmental Engineer to review the environmental assessments and the Borrower's compliance with the covenants contained herein.

     At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Majority Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to any Mortgaged Property, or that any of the Mortgaged Property is not in compliance with the Environmental Laws, the Agent may at its election (and will at the request of the Majority Banks) obtain such environmental assessments of such Mortgaged Property prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming
(i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of such Mortgaged Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Mortgaged Property and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrower.

     Section 21.7. Distributions. Prior to the first (1st) anniversary of the Closing Date, the Borrower will not make any Distributions. Thereafter, the Borrower will not make any Distributions which would cause it to violate any of the following covenants:

          (a) The Borrower shall make no Distributions in the event that an Event of Default shall have occurred and be continuing or a Default or Event of Default would be created after giving effect to such Distribution; and

          (b) Notwithstanding the foregoing, at any time when an Event of Default shall have occurred and the maturity of the Obligations has been accelerated, the Borrower shall not make any Distributions whatsoever, directly or indirectly.

     Section 21.8. Asset Sales. Neither the Borrower nor any Subsidiary of the Borrower shall sell, transfer or otherwise dispose of any Real Estate or other Investment described in Section 8.3(j) (except as the result of a condemnation or casualty and except for the granting of Permitted Liens) unless there shall have been delivered to the Banks a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating that the Borrower will be in compliance with its covenants referred to therein after giving effect to such sale, transfer or other disposition.

     Section 21.9. Development Activity. Neither the Borrower nor any Subsidiary of the Borrower shall, without the prior written consent of the Majority Banks, engage, directly or indirectly, in the development of properties to be used principally for commercial office purposes or otherwise, except for the Palomino Park Project. For purposes of this Section 8.9, the term "development" shall include the new construction of an office building or office park, but shall not include Capital Improvement Projects to existing Real Estate which is already used principally for commercial office purposes. The Borrower acknowledges that the decision of the Majority Banks to grant or withhold such consent shall be based on such factors as the Majority Banks deem relevant in their sole discretion, including without limitation, evidence of sufficient funds both from borrowings and equity to complete such development and evidence that the Borrower or its Subsidiary has the resources and expertise necessary to complete such project. Nothing herein shall prohibit the Borrower or any Subsidiary of the Borrower from entering into an agreement to acquire Real Estate which has been developed and initially leased by another Person.

     Section 22.  FINANCIAL COVENANTS OF BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans it will comply with the following:

     Section 22.1. Liabilities to Assets Ratio. The Borrower will not, at the end of any fiscal quarter, permit the ratio of Consolidated Total Liabilities to Consolidated Total Assets of the Borrower to exceed 0.60 to 1.


     Section 22.2. Consolidated Operating Cash Flow Coverage. The Borrower will not, at the end of any fiscal quarter, (a) until the occurrence of the Adjustment Date, permit its Consolidated Operating Cash Flow for any period of four consecutive fiscal quarters (treated as a single accounting period) (the "Test Period"), minus the Capital Improvement Reserve for the Test Period to be less than 1.3 times the Debt Service for the Test Period; and (b) after the occurrence of the Adjustment Date, permit Consolidated Operating Cash Flow for the Test Period minus the Capital Improvement Reserve for the Test Period to be less than 1.5 times the Debt Service for the Test Period. In the event that the Borrower shall not have any of the foregoing components for four (4) consecutive fiscal quarters, then such components shall be annualized in a manner reasonably satisfactory to the Agent and the Co-Agent.

     Section 22.3. Borrowing Base. The Borrower will not permit the outstanding principal balance of the Loans as of the date of determination to be greater than the Borrowing Base as of the date of determination.

     Section 22.4. Minimum Shareholders Equity. The Borrower will not, at the end of any fiscal quarter, permit the Shareholders Equity to be less than the sum of (a) $35,000,000 plus (b) eighty percent (80%) of the net proceeds from any Equity Offering after the Closing Date.

     Section 22.5. Real Estate Assets. The Borrower shall not permit its direct or indirect interest in (i) undeveloped land and (ii) non-income producing land assets or mortgages secured by non-income producing land assets to exceed, in the aggregate, twenty-five percent (25%) of the Borrower's Consolidated Total Assets.

     Section 23.  CLOSING CONDITIONS.

          The obligations of the Agent and the Banks to make the initial Loans shall be subject to the satisfaction of the following conditions precedent on or prior to May 30, 1997:

     Section 23.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Majority Banks. The Agent shall have received a fully executed copy of each such document, except that each Bank shall have received a fully executed counterpart of its Note. Each of the Collateral Notes shall have been endorsed to and delivered to the Agent.

     Section 23.2. Certified Copies of Organizational Documents. The Agent shall have received from the Borrower a copy, certified as of a recent date by the appropriate officer of the State in which the Borrower is organized or in which the Mortgaged Property is located, and by a duly authorized officer of the Borrower to be true and complete, of the articles of incorporation or other organizational documents of the Borrower or its qualification to do business, as applicable, as in effect on such date of certification.

     Section 23.3. Bylaws; Resolutions. All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of the Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Borrower true copies of its bylaws and the resolutions adopted by its board of directors or other governing body authorizing the transactions described herein, each certified by its secretary or other duly authorized officer as of a recent date to be true and complete.

     Section 23.4. Incumbency Certificate; Authorized Signers. The Agent shall have received from the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which the Borrower is or is to become a party; (b) in the case of the Borrower to make Loan and Conversion Requests; and (c) to give notices and to take other action on behalf of the Borrower under the Loan Documents.

     Section 23.5. Opinion of Counsel. The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from Robinson, Silverman, Pearce, Aronsohn & Berman, counsel of the Borrower, as to such matters as the Agent shall reasonably request.

     Section 23.6. Payment of Fees. The Borrower shall have paid to the Agent the commitment fee pursuant to Section 4.2.

     Section 23.7. Appraisals. The Agent shall have received Appraisals of the Mortgaged Property and the Collateral Property in form and substance satisfactory to the Majority Banks prior to the Closing Date demonstrating that the initial Collateral, when taken with the EQR Preferred Equity Commitment Allowance, has a Designated Collateral Value that is in compliance with the terms of this Agreement.

     Section 23.8. Environmental Reports. The Agent shall have received environmental site assessment reports for the Mortgaged Property and the Collateral Property prepared by an Environmental Engineer no more than three months prior to the Closing Date, which indicate the condition of the Mortgaged Property and the Collateral Property and such other properties and any Buildings thereon and which set forth no qualifications except those that are acceptable to the Majority Banks in their sole discretion, and disclosing that each piece of Mortgaged Property or Collateral Property and any Building thereon is free of oil, underground storage tanks, asbestos or asbestos containing material, lead paint and other Hazardous Substances (except to the extent acceptable to the Majority Banks in their sole discretion), and which reports are otherwise in form and substance satisfactory to the Majority Banks).

     Section 23.9. Insurance. The Agent shall have received duplicate originals or certified copies of all policies of insurance required by this Agreement.

     Section 23.10. Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

     Section 23.11. Representations and Warranties. The representations and warranties made by the Borrower and the Guarantor in the Loan Documents or otherwise made by or on behalf of any Borrower, the Guarantor or any Subsidiary thereof, in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

     Section 23.12. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require.

     Section 23.13. Eligible Real Estate Qualification Documents and Qualifying Collateral Note Qualification Documents. The Eligible Real Estate Qualification Documents for each parcel of Mortgaged Property included in the Collateral as of the Closing Date shall have been delivered to the Agent. The Qualifying Collateral Note Qualification Documents for each Collateral Note included in the Collateral as of the Closing Date shall have been delivered to the Agent.

     Section 23.14. Compliance Certificate. A Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter end for which the Borrower has provided financial statements under Section 6.4 adjusted in the best good faith estimate of the Borrower dated as of the date of the Closing Date shall have been delivered to the Agent.

     Section 23.15. Other Documents. To the extent requested by the Majority Banks, executed copies of all material agreements of any nature whatsoever to which the Borrower or any Subsidiary of the Borrower is a party affecting or relating to the use, operation, development, construction or management of the Mortgaged Property or the other Collateral.

     Section 23.16. No Condemnation/Taking. The Agent shall have received written confirmation from the Borrower that no condemnation proceedings are pending or to the Borrower's knowledge threatened against any Mortgaged Property or Collateral Property or, if any such proceedings are pending or threatened, identifying the same and the Real Estate or Collateral Property affected thereby and the Agent shall have determined that none of such proceedings is or will be material to the Mortgaged Property or Collateral Property affected thereby.

     Section 23.17. Governmental Policy. Each Bank shall have determined that there have been no material changes in governmental regulations or policy affecting the Banks, the Borrower or the Guarantor.

     Section 23.18. Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

     Section 23.19. Consummation of Merger. The Borrower shall have delivered or caused to be delivered evidence reasonably satisfactory to the Banks in their sole discretion that the merger of Equity Residential Property Trust and Wellsford Residential Property Trust shall have been consummated in all respects prior to the Closing Date, that the successor corporation is a public corporation listed on the New York Stock Exchange, and that the Borrower is a public corporation listed on the American Stock Exchange.

     Section 24. CONDITIONS TO ALL BORROWINGS.

          The obligations of the Banks to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     Section 24.1.  Prior Conditions Satisfied.  All conditions set forth in
Section 10 shall continue to be satisfied as of the date upon which any Loan is to be made.

     Section 24.2. Representations True; No Default. Each of the representations and warranties contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. Each of the Banks shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

     Section 24.3. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

     Section 24.4. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     Section 24.5. Proceedings and Documents. All proceedings in connection with the Loan shall be satisfactory in substance and in form to the Majority Banks, and the Majority Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Majority Banks may reasonably request.

     Section 24.6. Borrowing Documents. In the case of any request for a Loan, the Agent shall have received a copy of each of the following:

          (a) the request for a Loan required by Section 2.6 in the form of Exhibit B hereto, fully completed; and

          (b)  the Compliance Certificate required by clause (iv) of Section
2.6 prepared in a manner reasonably acceptable to the Agent.

     Section 24.7. Endorsement to Title Policy. At such time as the Agent shall determine in its discretion, to the extent available under applicable law, a "date down" endorsement to each Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Majority Banks, which endorsement shall, expressly or by virtue of a proper "revolving credit" clause or endorsement in the Title Policy, increase the coverage of the Title Policy to the aggregate amount of all Loans advanced and outstanding on or before the effective date of such endorsement (provided that the amount of coverage under an individual Title Policy for an individual Mortgaged Property need not equal the aggregate amount of all Loans), or if such endorsement is not available, such other evidence and assurances as the Majority Banks may reasonably require (which evidence may include, without limitation, an affidavit from the Borrower or the Guarantor, as applicable, stating that there have been no changes in title from the date of the last effective date of the Title Policy).

     Section 24.8. Future Advances Tax Payment. As a condition precedent to any Bank's obligations to make any Loans in excess of an aggregate amount of $50,000,000 (calculated as the sum of all Loans advanced hereunder without deduction for any repayments of such Loans and regardless of whether such Loans are outstanding at the time of reference hereto), the Borrower will pay or cause to be paid to the Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable as a result of such Loan to any state or any county or municipality thereof in which any of the Mortgaged Property is located and deliver to the Agent such affidavits or other information which the Agent reasonably determines to be necessary in connection with the payment of such tax, in order to insure that the Security Deeds on Mortgaged Property located in such state secure the Borrower's obligation with respect to the Loans then being requested. The provisions of this Section 11.8 shall be without limitation of the Borrower's obligations under other provisions of the Loan Documents, including without limitation Section 15 hereof.

     Section 25.  EVENTS OF DEFAULT; ACCELERATION; ETC.

     Section 25.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) the Borrower shall fail to comply with any covenant contained in Section 9.3, in which event, subject to the provisions of Section 12.1A, the Borrower shall have the cure period or periods provided in Section 12.1B;

          (d) the Borrower shall fail to comply with any covenant contained in Section 9.1, Section 9.2, Section 9.4 or Section 9.5 and such failure shall continue for 30 Business Days after written notice thereof shall have been given to the Borrower by the Agent;

          (e) the Borrower, any of its Subsidiaries, any Guarantor or any other party shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified above in this Section 12.1);

          (f) any representation or warranty of the Borrower or any of its Subsidiaries or any Guarantor in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (g) the Borrower or any of its Subsidiaries or any Guarantor shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; provided that the events described in this Section 12.1(g) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in this Section 12.1(g), involve singly or in the aggregate obligations for borrowed money or credit received totaling in excess of $10,000,000;

          (h) the Borrower or any of its Subsidiaries or any Guarantor, (A) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or any Guarantor or of any substantial part of the assets of any thereof, (B) shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries or any Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or
(C) shall take any action to authorize or in furtherance of any of the foregoing;

          (i) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or any Guarantor or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries or any Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and the Borrower or any of its Subsidiaries or any Guarantor shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within 60 days following the filing or commencement thereof;

          (j) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries or any Guarantor bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any of its Subsidiaries or any Guarantor, in each case of the foregoing in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (k) there shall remain in force, undischarged, unsatisfied and unstayed, for more than 60 days, whether or not consecutive, any uninsured final judgment against the Borrower or any of its Subsidiaries or any Guarantor that, with other outstanding uninsured final judgments, undischarged, against the Borrower or any of its Subsidiaries or any Guarantor exceeds in the aggregate $1,000,000.00;

          (l) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, any of its Subsidiaries or any Guarantor or any of their respective holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof in any material respect as determined by the Majority Banks;

          (m) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower or any of its Subsidiaries or any Guarantor, or any sale, transfer or other disposition of the assets of the Borrower or any of its Subsidiaries or any Guarantor, other than as permitted under the terms of this Agreement or the other Loan Documents;

          (n) any suit or proceeding shall be filed against the Borrower, any of its Subsidiaries, any Guarantor, any of the Mortgaged Property, any other Collateral or any Collateral Property which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them, if adversely determined, would have a materially adverse affect on the ability of the Borrower or the Guarantor to perform each and every one of their respective obligations under and by virtue of the Loan Documents;

          (o) the Borrower or any Guarantor shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower or such Guarantor included in the Mortgaged Property;

          (p) Jeffrey H. Lynford shall cease to be the Chairman of the Board of, or Edward Lowenthal shall cease to be the President of, the Borrower, and a competent and experienced successor for such Person shall not be approved by the Majority Banks within six (6) months of such event;

          (q) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any of the Borrower or a Guarantor to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan; or

          (r) any Guarantor denies that such Guarantor has any liability or obligation under the Guaranty or the Indemnity Agreement, or shall notify the Agent or any of the Banks of such Guarantor's intention to attempt to cancel or terminate the Guaranty or the Indemnity Agreement, or shall fail to observe or comply with any term, covenant, condition or agreement under the Guaranty or the Indemnity Agreement;

then, and in any such event, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Banks or the Agent.

     Section 12.lA.  Limitation of Cure Periods.

          (a) Notwithstanding anything contained in Section 12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 12.1(b) in the event that the Borrower cures such default within five (5) days following receipt of written notice of such default, provided, however, that Borrower shall not be entitled to receive more than two (2) notices in the aggregate pursuant to this clause (i) in any period of 365 days ending on the date of any such occurrence of default, and provided further that no such cure period shall apply to any payments due upon the maturity of the Notes, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 12.1(e) in the event that the Borrower cures such default with thirty (30) days following receipt of written notice of such default, provided that the provisions of this clause
(ii) shall not pertain to defaults consisting of a failure to provide insurance as required by Section 7.7, to any default consisting of a failure to comply with Section 2.8 or Section 7.4(e), or to any default excluded from any provision of cure of defaults contained in any other of the Loan Documents.

          (b)  Notwithstanding the provisions of subsections (c) and (d) of
Section 12.1 or of Section 12.1B, the cure periods provided therein shall not be allowed and the occurrence of a Default thereunder immediately shall constitute an Event of Default for all purposes of this Agreement and the other Loan Documents if, within the period of twelve months immediately preceding the occurrence of such Default, there shall have occurred two periods of cure or portions thereof under any one or more than one of said subsections.

     Section 12.lB.  Certain Cure Periods.

          (a) In the event that there shall occur any Default under Section 12.1(c), then within five Business Days after receipt of notice of such Default from the Agent or the Majority Banks the Borrower may elect to cure such Default by providing additional Collateral consisting of Potential Collateral, and/or to reduce the Total Commitment and reduce the outstanding Loans, in which event such actions shall be completed not later than 15 days following the date on which the Borrower is notified that the Majority Banks have approved the Borrower's proposed actions (or 60 days in the event that the Borrower intends to provide additional Mortgaged Property). The Borrower's notice of its election pursuant to the preceding sentence shall be delivered to the Agent within the period of five Business Days provided above. Within five Business Days after receipt of such advice, the Majority Banks shall advise the Borrower as to whether in their good faith judgment the actions proposed by the Borrower are sufficient to cure such Default without the creation of any other Default hereunder. In the event that the Majority Banks determine that Borrower's proposal is insufficient to cure such Default or is otherwise not in accordance with the terms of this Agreement, the Borrower within an additional three Business Days after such negative notice may submit to the Agent an alternative plan or evidence establishing that the Borrower's original election was sufficient. In the event that within the times provided herein the Borrower shall have failed to provide evidence satisfactory to the Majority Banks that Borrower's proposed actions are sufficient to cure such Default in accordance with the terms hereof, the cure period shall terminate and such Default immediately shall constitute an Event of Default.

          (b) In the event that the Borrower shall elect in whole or in part under subsection 12.1B(a) to provide additional Collateral, the Real Estate or promissory note to be added to the Collateral shall be Eligible Real Estate or a Qualifying Collateral Note, respectively, and on or prior to the expiration of the 60-day period each of the Eligible Real Estate Qualification Documents or Qualifying Collateral Note Qualification Documents, respectively, shall have been completed and provided to the Agent for the benefit of the Banks, and, if such additional Collateral is owned by a Subsidiary of the Borrower, such Subsidiary shall have executed and delivered a Guaranty and all other provisions of Section 5.4 hereof shall have been satisfied.

     Section 25.2. Termination of Commitments. If any one or more Events of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, the Agent, upon the election of the Majority Banks, may by notice to the Borrower terminate the obligation to make Loans to the Borrower. No termination under this
Section 12.2 shall relieve the Borrower of its obligations to the Banks arising under this Agreement or the other Loan Documents.

     Section 25.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 12.1, the Agent on behalf of the Banks, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. Upon the occurrence of an Event of Default, the Borrower shall upon the request of the Agent cause EQR to fund or pay any and all amounts remaining to be paid or funded by EQR pursuant to the EQR Preferred Equity Commitment and shall pay such amounts, up to the amount of the Obligations, to the Agent. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney's fees not to exceed fifteen percent (15%) of such portion of the Obligations.

     Section 25.4. Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent to protect or preserve the collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

          (b) Second, to all other Obligations in such order or preference as the Majority Banks shall determine; provided, however, that (i) distributions in respect of such Obligations shall be made pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 4.3 and all other Obligations, (ii) in the event that any Bank shall have wrongfully failed or refused to make an advance under Section 2.7 and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection
(b), and (iii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

          (c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

     Section 26.  SETOFF.

          Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower or any Guarantor and any securities or other property of the Borrower or any Guarantor in the possession of such Bank may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or any Guarantor to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower or any Guarantor, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     Section 27. THE AGENT.

     Section 27.1. Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank or to create any agency or fiduciary relationship. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

     Section 27.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     Section 27.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     Section 27.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries or the Guarantor, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or the Guarantor or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower or any of its Subsidiaries or the Guarantor. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

     Section 27.5.  Payments.

          (a) A payment by the Borrower or the Guarantor to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

          (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower and the Guarantor, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks or as a result of other payments by the Delinquent Banks to the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     Section 27.6. Holders of Notes. Subject to the terms of Article 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     Section 27.7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     Section 27.8. Agent as Bank. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

     Section 27.9. Resignation. The Agent may resign at any time by giving 60 days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint as a successor Agent any Bank or any bank whose senior debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's corporation and which has total assets in excess of $10 billion. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank or any bank whose debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Corporation and which has total assets in excess of $10 billion. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     Section 27.10. Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

     Section 28.  EXPENSES.

          The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's gross or net income, except that the Agent and the Banks shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Mortgaged Property or other Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any recording, mortgage, documentary or intangibles taxes in connection with the Security Deeds and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) all title insurance premiums, appraisal fees, engineer's fees, reasonable internal charges of the Agent (determined in good faith and in accordance with the Agent's internal policies applicable generally to its customers) for commercial finance exams and engineering and environmental reviews and the reasonable fees, expenses and disbursements of the counsel to the Agent, counsel for the Majority Banks and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participations granted under
Section 18.4), the review of any additional or substitute Collateral, the addition of any Guarantor, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantor or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Bank's relationship with the Borrower or the Guarantor, and (f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with U.C.C. searches, U.C.C. filings, title rundowns, title searches or mortgage recordings. The covenants of this Section 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

     Section DGA  INDEMNIFICATION.

          The Borrower agrees to indemnify and hold harmless the Agent and the Banks and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation,
(a) any leasing fees and any brokerage, finders or similar fees asserted against any Person indemnified under this Section 16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Borrower or any of its Subsidiaries or the Guarantor, (b) any condition of the Mortgaged Property, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower, any of its Subsidiaries or the Guarantor comprised in the Collateral, (e) the Borrower and the Guarantor entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Mortgaged Property, or (g) with respect to the Borrower, its Subsidiaries and the Guarantor and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall not be obligated under this Section 16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this
Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder.

     Section 30.  SURVIVAL OF COVENANTS, ETC.

          All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower, any of its Subsidiaries or the Guarantor pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower, any of its Subsidiaries or the Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary or the Guarantor hereunder.

     Section 31.  ASSIGNMENT AND PARTICIPATION.

     Section 31.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by
it); provided that (a) the Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld (provided that such consent shall not be required for any assignment to another Bank, to a bank which is under common control with the assigning Bank or to a wholly-owned Subsidiary of such Bank provided that such assignee shall remain a wholly-owned Subsidiary of such Bank), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment, together with any Notes subject to such assignment, (d) in no event shall any voting, consent or approval rights of a Bank be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower or the Guarantor, which rights shall instead be allocated pro rata among the other remaining Banks, (e) such assignee shall have a net worth as of the date of such assignment of not less than $500,000,000 and (f) such assignee shall acquire an interest in the Loans of not less than $10,000,000.00; provided, however, that after the occurrence of an Event of Default, the Assigning Bank shall not be required to obtain the prior written consent of the Agent to an assignment (but shall give prior written notice of same) or comply with the requirement contained in subsection
(f) of this Section 18.1. No such assignment shall be made without the prior consent of the Borrower, which consent shall not be unreasonably withheld or delayed; provided that such consent shall not be required in the event that a Default or Event of Default shall have occurred. Upon such execution, delivery, acceptance and recording, of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 18.2, be released from its obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower or the Guarantor.

     Section 31.2. Register. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,000.

     Section 31.3. New Notes. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder, and shall cause the Guarantor to deliver to Agent an acknowledgment in form and substance satisfactory to the Agent to the effect that the Guaranty extends and is applicable to each new Note. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

     Section 31.4. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that
(a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) such sale and participation shall not entitle such participant any rights or privileges under this Agreement or the Loan Documents (including, without limitation, the right to approve waivers, amendments or modifications), (c) such participant shall have no direct rights against the Borrower or the Guarantor except the rights granted to the Banks pursuant to Section 13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower, any of its Subsidiaries or the Guarantor.

     Section 31.5. Pledge by Bank. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     Section 31.6. No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

     Section 31.7. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

     Section 32.  NOTICES.

     Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as "Notice"), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

     If to the Agent or BKB:

               BankBoston, N.A.
               100 Federal Street
               Boston, Massachusetts  02110
               Attn:  Real Estate Division




     With a copy to:

               BankBoston, N.A.
               115  Perimeter Center Place, N.E.
               Suite 500
               Atlanta, Georgia  30346
               Attn: Mr. Dan Silbert
               Telecopy No.: 770/390-8434

     If to the Borrower:

               Wellsford Real Properties, Inc.
               620 Fifth Avenue
               7th Floor
               New York, New York 10020
               Attn: Gregory F. Hughes

     With a copy to:

               Alan S. Pearce, Esq.
               Robinson Silverman Pearce Aronsohn & Berman LLP
               1290 Avenue of the Americas
               New York, New York 10104

if to another Bank now a party to this Agreement, to the address set forth on the signature page hereto, and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three
(3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

     Section 33.  RELATIONSHIP.

     The relationship between each Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

     Section 34.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

     THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BRING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN
Section 19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     Section 35.  HEADINGS.

     The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     Section 36.  COUNTERPARTS.

     This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     Section 37.  ENTIRE AGREEMENT, ETC.

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

     Section 38.  WAIVER OF JURY TRIAL.

          EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVER AND CERTIFICATIONS CONTAINED IN THIS Section 25.

     Section 39.  DEALINGS WITH THE BORROWER.

     The Banks and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower, its Subsidiaries, the Guarantor or any of their affiliates regardless of the capacity of the Bank hereunder.

     Section 40.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

     Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantor of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, none of the following may occur without the written consent of each
Bank: a change in the rate of interest on and the term of the Notes; a change in the amount of the Commitments of the Banks; a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; a change in the amount of any fee payable to a Bank hereunder; the postponement of any date fixed for any payment of principal of or interest on the Loan; an extension of the Maturity Date (except as provided in Section 2.8); a change in the manner of distribution of any payments to the Banks or the Agent; the release of the Borrower or the Guarantor or any Collateral except as otherwise provided herein; an amendment of the definition of Majority Banks or of any requirement for consent by all of the Banks; any modification to require a Bank to fund a pro rata share of a request for an advance of the Loan made by the Borrower other than based on its Commitment Percentage; an amendment to this Section 27; an amendment of the definition of Majority Banks; or an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Banks or the Majority Banks to require a lesser number of Banks to approve such action. The amount of the Agent's fee payable for the Agent's account and the provisions of Section 14 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

     Section 41.  SEVERABILITY.

          The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

          Section 42.  NO UNWRITTEN AGREEMENTS.

     THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 43.  TIME OF THE ESSENCE.

     Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.




[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                WELLSFORD REAL PROPERTIES, INC., a Maryland corporation


                                By:/s/ Gregory F. Hughes
                                   ---------------------------------------
                                   Title:  CFO

                                     [CORPORATE SEAL]

                                BANKBOSTON, N.A., a national banking
                                association, individually and as Agent


                                By:/s/ Mark E. Bashman
                                   -----------------------------------
                                   Title:  Mark E. Bashman, MD

                                          [BANK SEAL]

                                MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a
                                New York banking corporation, individually and as Co-Agent


                                By:/s/ Timothy V. O'Donovan
                                   ---------------------------------------
                                   Title: Timothy V. O'Donovan
                                          Vice President

                                             [SEAL]


Morgan Guaranty Trust Company
 of New York
60 Wall Street
New York, New York 10260
Attn: Mr. Tim O'Donovan

                                   EXHIBIT A


                                 FORM OF NOTE

$______________                                                   May 30, 1997


  FOR VALUE RECEIVED, the undersigned WELLSFORD REAL PROPERTIES, INC., a Maryland corporation, hereby promises to pay to ____________________________________ or order, in accordance with the terms of that certain Revolving Credit Agreement dated as of May 30, 1997 (the "Credit Agreement"), as from time to time in effect, among the undersigned, BankBoston, N.A., for itself and as Agent, Morgan Guaranty Trust Company of New York, for itself and as Co-Agent, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date, the principal sum of ____________________________ DOLLARS ($______________), or such amount as may be advanced by the payee hereof under the Credit Agreement with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.
Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

  Payments hereunder shall be made to BankBoston, N.A., as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110.

  This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

  Notwithstanding anything in this Note to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrower and the Banks and the Agent.

  In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

  This Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws rules of any jurisdiction).

  The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

  IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

                                WELLSFORD REAL PROPERTIES, INC.


                                By: _________________________
                                    Title:


                                     [CORPORATE SEAL]

                                   EXHIBIT B


                           FORM OF REQUEST FOR LOAN


BankBoston, N.A.,as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn: Mr. Dan Silbert


Ladies and Gentlemen:

  Pursuant to the provisions of Section 2.6 of the Revolving Credit Agreement dated as of May 30, 1997, as from time to time in effect (the "Credit Agreement"), among Wellsford Real Properties, Inc. (the "Borrower"), BankBoston, N.A., for itself and as Agent, Morgan Guaranty Trust Company of New York, for itself and as Co-Agent, and the other Banks from time to time party thereto, the Borrower hereby requests and certifies as follows:

  1. Loan. The Borrower hereby requests a Loan under Section 2.1 of the Credit Agreement:

       Principal Amount: $

       Type (Eurodollar, Base Rate):

       Drawdown Date:                , 19

       Interest Period:

by credit to the general account of the Borrower with the Agent at the Agent's Head Office.

  2. Use of Proceeds. Such Loan shall be used for the following purposes permitted by Section 7.11 of the Credit Agreement:

                                  [Describe]

  3. Capital Improvement Project. In the event that such Loan relates to any Capital Improvement Project or portion thereof, the Borrower represents and warrants that such Loan will reimburse the Borrower for or pay costs incurred for work on the Capital Improvement Project identified above, which work covered by this request is in place or is for stored materials which are properly secured. Attached hereto are invoices, receipts or other evidence satisfactory to the Majority Banks to verify the cost of such work. [Also attached hereto are affidavits, lien waivers of other evidence reasonably satisfactory to the Majority Banks showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Mortgaged Property in connection with such Capital Improvement Project have been paid all amounts due for such labor and materials.]

  4. No Default. The undersigned chief financial or chief accounting officer of the Borrower certifies that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby. Attached to this Request for Loan is a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided under Section 6.4 or Section 7.4 of the Credit Agreement adjusted in the best good-faith estimate of the Borrower to give effect to the making of the Loan requested hereby.

  5. Representations True. Each of the representations and warranties made by or on behalf of the Borrower and its Subsidiaries and the Guarantor contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

  6. Other Conditions. All other conditions to the making of the Loan requested hereby set forth in Section 11 of the Credit Agreement have been satisfied. (Reference title insurance "date down", if applicable.)

  7. Drawdown Date. Except to the extent, if any, specified by notice actually received by the Agent prior to the Drawdown Date specified above, the foregoing representations and warranties shall be deemed to have been made by the Borrower on and as of such Drawdown Date.

  8. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

  IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _______________, 199___.


                                WELLSFORD REAL PROPERTIES, INC.

                                By: __________________________
                                    Chief Financial or
                                    Chief Accounting Officer

                                   EXHIBIT C


                                    FORM OF
                            COMPLIANCE CERTIFICATE


BankBoston, N.A.,
for itself and as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn:  Mr. Dan Silbert

Morgan Guaranty Trust Company
 of New York, for itself and as
Co-Agent
60 Wall Street
New York, New York 10260
Attn: Mr. Tim O'Donovan

Ladies and Gentlemen:

  Reference is made to the Revolving Credit Agreement dated as of May 30, 1997 (the "Credit Agreement") by and among Wellsford Real Properties, Inc. (the "Borrower"), BankBoston, N.A., for itself and as Agent, Morgan Guaranty Trust Company of New York, for itself and as Co-Agent, and the other Banks from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

  Pursuant to the Credit Agreement, the Borrower is furnishing to you herewith (or has most recently furnished to you) the financial statements of the Borrower and its Subsidiaries for the fiscal period ended _______________ (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Borrower and the Subsidiaries covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

  This certificate is submitted in compliance with requirements of Section 2.6(iv), Section 5.3(b), Section 7.4(i), Section 7.5(e), Section 8.8, Section
10.14 or Section 11.6(b) of the Credit Agreement. If this certificate is provided under a provision other than Section 7.4(i), the calculations provided below are made using the financial statements of the Borrower and its Subsidiaries as of the Balance Sheet Date adjusted in the best good-faith estimate of the Borrower to give effect to the making of a Loan, extension of the Maturity Date, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the Borrower's estimate of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer of the Borrower is its chief financial or chief accounting officer.

  The undersigned officer has caused the provisions of the Credit Agreement to be reviewed and has no knowledge of any Default or Event of Default. (Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.]

  The Borrower is providing the following information to demonstrate compliance as of the date hereof with the following covenants:


I.     Section 9.1.  Liabilities to Assets Ratio.

  A.   Consolidated Total Liabilities
       per balance sheet                                         $____________

  B.   Consolidated Total Assets per
            balance sheet                                        $____________

  Ratio of A to B may not exceed 0.60 to 1.

II.    Section 9.2.  Consolidated Operating Cash
         Flow Coverage.

  A.   Consolidated Operating Cash Flow  =

       Consolidated Net Income for
            most recent quarter                                  $____________

       Plus depreciation and amortization                        $____________

       Plus interest expense                                     $____________

       Plus extraordinary or non-recurring
       losses                                                    $____________

       Minus extraordinary or non-
            recurring gains                                      ($__________)

       Subtotal for most recent quarter                           $___________

       Consolidated Operating Cash Flow
            for three prior quarters:

       Quarter ended __________                                   $___________

       Quarter ended __________                                   $___________

       Quarter ended __________                                   $___________

       Total                                                      $___________

       Minus Capital Improvement Reserve for four
       prior quarters                                            ($__________)

       Total                                                      $ __________

  B.   Debt Service for four prior
       quarters                                                   $___________

  Prior to the Adjustment Date, A must
  equal or exceed 130% of B.  After the
  Adjustment Date, A must equal or exceed
  150% of B.

III.   Section 9.3.  Borrower Base.


  A.   Total outstanding principal
       balance of Loans (after giving
       effect to any Loan Request)                                 $__________

  B.   Borrowing Base

       Lesser of

       1.   EQR Preferred Equity Commitment Allowance              $__________

            Plus Debt Service Coverage Amount                      $ _________

            Total                                                  $ _________

       2.   EQR Preferred Equity Commitment Allowance              $ _________

            Plus Designated Collateral Value                       $ _________

            Total                                                  $ _________

  Ratio of A to B may not be more than 1 To 1.

IV.    Section 9.4.  Minimum Shareholders' Equity

  A.   Shareholders' Equity                                        $ _________

  B.   $35,000,000.00                                           $35,000,000.00

       Plus 80% of net proceeds from any Equity Offering
       after Closing Date                                          $ _________

       Total                                                       $ _________

       A must equal or exceed B

V.     Section 9.5.  Real Estate Assets

  A.   Consolidated Total Assets                                   $ _________

  B.   Value of direct or indirect interests
       in undeveloped land                                         $ _________

       Plus Value of direct or indirect interests
       in non-income producing land assets or
       mortgages secured by non-income producing
       land assets                                                 $ _________

       Total                                                       $ _________

       B may not exceed 25% of A

                                  SCHEDULE 1


                             BANKS AND COMMITMENTS

Name and Address                Commitment     Commitment Percentage
----------------                ----------     ----------------------

BankBoston, N.A.                $25,000,000               50%
100 Federal Street
Boston, Massachusetts 02110
Attn:  Real Estate Division

Eurodollar Lending Office
  Same as above


Morgan Guaranty Trust                $25,000,000               50%
 Company of New York
60 Wall Street
New York, New York 10260
Attn: Tim O'Donovan

Eurodollar Lending Office
  Same as above


Total Commitment                $50,000,000              100%
----------------

                                 SCHEDULE 6.3


                          TITLE TO PROPERTIES; LEASES


  1.   $36,757,533.00 construction loan from NationsBank to Park at Highlands
LLC.

  2. $29,379,819.00 constructon loan from NationsBank to Red Canyon at Palomino Park LLC.

                                 SCHEDULE 6.7


                                  LITIGATION



None.

                                 SCHEDULE 6.17


                                  ERISA PLANS


  On May 28, 1997, the Borrower's board of directors authorized a qualified profit sharing plan pursuant to the provisons of Section 401(a) of the Code, including without limitation a plan pursuant to Section 401(k) of the Code.

                                 SCHEDULE 6.21


                         SUBSIDIARIES OF THE BORROWER



 . Wellsford Chatham Corp. (wholly-owned)

 . Wellsford Wayne Corp. (wholly-owned) (1)

 . Wellsford Greenbrook Corp. (wholly-owned)

 . Wellsford Park Highlands Corp. (80% upon consummation of merger on May 30,
  1997) (2)

___________________
(1) North American Medical Research Corp. is a wholly-owned subsidiary of Wellsford Wayne Corp.
(2) Wellsford Park Highlands Corp. owns 99% of Red Canyon at Palomino Park LLC and Park at Highlands LLC.

                                 SCHEDULE 6.24


                                  AGREEMENTS



                                     NONE